EXECUTION COPY




                                  $215,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of August 31, 2005

                                      among

                   GCI HOLDINGS, INC. AND THE OTHER BORROWERS
                               REFERRED TO HEREIN
                                  as Borrowers

                  THE INITIAL LENDERS AND INITIAL ISSUING BANK
                                  NAMED HEREIN
                   as Initial Lenders and Initial Issuing Bank

                             CALYON NEW YORK BRANCH
                            as Administrative Agent,
                     Sole Lead Arranger and Sole Bookrunner


                      GENERAL ELECTRIC CAPITAL CORPORATION
                              as Syndication Agent


                                       and



  UNION BANK OF CALIFORNIA, N.A., COBANK, ACB, CIT LENDING SERVICES CORPORATION
                           AND WELLS FARGO BANK, N.A.,
                           as Co-Documentation Agents
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ARTICLE 1. DEFINITIONS............................................................................................1
         Section 1.1.  Defined Terms..............................................................................1

         Section 1.2.  Defined Agreements as Modified.............................................................25

         Section 1.3.  Computation of Time Periods; Other Definitional Provisions.................................26

         Section 1.4.  Accounting Terms...........................................................................26

ARTICLE 2. LOANS AND LETTERS OF CREDIT............................................................................26
         Section 2.1.  The Loans and the Letters of Credit........................................................27

         Section 2.2.  Manner of Borrowing and Disbursement.......................................................29

         Section 2.3.  Interest...................................................................................35

         Section 2.4.  Repayment..................................................................................37

         Section 2.5.  Fees.......................................................................................39

         Section 2.6.  Optional Prepayments, Application of Prepayments and Commitment Reduction..................39

         Section 2.7.  Mandatory Prepayments......................................................................40

         Section 2.8.  Evidence of Debt...........................................................................41

         Section 2.9.  Manner of Payment..........................................................................42

         Section 2.10.  Reimbursement.............................................................................44

         Section 2.11.  Pro Rata Treatment........................................................................45

         Section 2.12.  Capital Adequacy..........................................................................45

         Section 2.13.  Taxes.....................................................................................46

         Section 2.14.  Borrowers' Agent..........................................................................48

         Section 2.15.  Joint and Several Liability...............................................................48

         Section 2.16.  Obligations Absolute......................................................................49

         Section 2.17.  Waiver of Suretyship Defenses.............................................................49

         Section 2.18.  Contribution and Indemnification among the Borrowers......................................50

ARTICLE 3. CONDITIONS PRECEDENT...................................................................................50
         Section 3.1.  Conditions Precedent to Initial Loans......................................................50

         Section 3.2.  Conditions Precedent to Each Loan..........................................................53

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.........................................................................54
         Section 4.1.  Representations and Warranties.............................................................54

         Section 4.2.  Survival of Representations and Warranties, Etc............................................60

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ARTICLE 5. GENERAL COVENANTS......................................................................................61
         Section 5.1.  Preservation of Existence and Similar Matters..............................................61

         Section 5.2.  Business; Compliance with Applicable Law...................................................61

         Section 5.3.  Maintenance of Properties..................................................................61

         Section 5.4.  Accounting Methods and Financial Records...................................................61

         Section 5.5.  Insurance..................................................................................62

         Section 5.6.  Payment of Taxes and Claims................................................................62

         Section 5.7.  Visits and Inspections.....................................................................63

         Section 5.8.  Payment of Indebtedness....................................................................63

         Section 5.9.  Use of Proceeds............................................................................63

         Section 5.10.  Real Estate...............................................................................63

         Section 5.11.  Indemnity.................................................................................64

         Section 5.12.  Covenants Regarding Formation of Subsidiaries and the Making of Acquisitions and
                        Investments...............................................................................65

         Section 5.13.  Payment of Wages..........................................................................66

         Section 5.14.  Environmental Compliance..................................................................66

         Section 5.15.  Required Consents and Transfer of Licenses in Event of Default............................67

ARTICLE 6. INFORMATION COVENANTS..................................................................................67
         Section 6.1.  Quarterly Financial Statements and Information.............................................68

         Section 6.2.  Annual Financial Statements and Information................................................68

         Section 6.3.  Compliance Certificates....................................................................68

         Section 6.4.  Copies of Other Reports....................................................................69

         Section 6.5.  Notice of Litigation and Other Matters.....................................................69

         Section 6.6.  Certain Modifications of MCI Agreements....................................................70

ARTICLE 7. NEGATIVE COVENANTS.....................................................................................70
         Section 7.1.  Indebtedness of the Borrowers and their Subsidiaries.......................................70

         Section 7.2.  Limitation on Liens........................................................................71

         Section 7.3.  Liquidation, Merger, Disposition of Assets.................................................71

         Section 7.4.  Investments and Acquisitions...............................................................72

         Section 7.5.  Financial Covenants........................................................................73

         Section 7.6.  Conditions to Acquisitions, Investments and Restricted Payments............................73

         Section 7.7.  Conditions to Real Property Acquisitions...................................................74

         Section 7.8.  Affiliate Transactions.....................................................................75

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         Section 7.9.  Issuance of Partnership Interest and Capital Stock; Amendment of Articles and By-Laws......75

         Section 7.10.  Prohibition on Negative Pledge............................................................75

         Section 7.11.  Payment Restrictions Affecting Subsidiaries...............................................76

         Section 7.12.  Speculative Transactions..................................................................76

         Section 7.13.  Name, Jurisdiction of Organization and Business...........................................76

         Section 7.14.  Plans.....................................................................................76

         Section 7.15.  Contingent Liabilities....................................................................76

         Section 7.16.  Change of Ownership.......................................................................77

         Section 7.17.  Sale and Leaseback........................................................................77

         Section 7.18.  Sale of Receivables.......................................................................77

         Section 7.19.  ERISA Liabilities.........................................................................77

ARTICLE 8. DEFAULT................................................................................................77
         Section 8.1.  Events of Default..........................................................................77

         Section 8.2.  Remedies...................................................................................80

         Section 8.3.  Payments Subsequent to Declaration of Event of Default.....................................81

         Section 8.4.  Actions in Respect of the Letters of Credit upon Default...................................81

ARTICLE 9. THE AGENTS.............................................................................................82
         Section 9.1.  Appointment and Authorization..............................................................82

         Section 9.2.  Interest Holders...........................................................................82

         Section 9.3.  Consultation with Counsel..................................................................82

         Section 9.4.  Documents..................................................................................82

         Section 9.5.  Administrative Agent and Affiliates........................................................83

         Section 9.6.  Responsibility of the Administrative Agent.................................................83

         Section 9.7.  Collateral and Guaranty Matters............................................................83

         Section 9.8.  Action by the Administrative Agent.........................................................84

         Section 9.9.  Notice of Default or Event of Default......................................................84

         Section 9.10.  Responsibility Disclaimed.................................................................85

         Section 9.11.  Indemnification...........................................................................85

         Section 9.12.  Credit Decision...........................................................................86

         Section 9.13.  Successor Administrative Agent............................................................87

         Section 9.14.  Delegation of Duties......................................................................87

         Section 9.15.  Additional Agents.........................................................................88

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         Section 9.16.  Administrative Agent May File Proofs of Claim.............................................88

ARTICLE 10. CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE LOANS....................................................89
         Section 10.1.  Eurodollar Basis Determination Inadequate or Unfair.......................................89

         Section 10.2.  Illegality................................................................................89

         Section 10.3.  Increased Costs...........................................................................91

         Section 10.4.  Effect On Other Loans.....................................................................91
ARTICLE 11. MISCELLANEOUS.........................................................................................91
         Section 11.1.  Notices...................................................................................93

         Section 11.2.  Costs and Expenses........................................................................94

         Section 11.3.  Waivers...................................................................................94

         Section 11.4.  Set-Off...................................................................................95

         Section 11.5.  Binding Effect and Assignment.............................................................97

         Section 11.6.  Performance...............................................................................97

         Section 11.7.  Counterparts..............................................................................98

         Section 11.8.  Governing Law and Jurisdiction............................................................98

         Section 11.9.  Severability..............................................................................99

         Section 11.10.  Interest.................................................................................99

         Section 11.11.  Table of Contents and Headings...........................................................99

         Section 11.12.  Amendment and Waiver.....................................................................99

         Section 11.13.  Entire Agreement.........................................................................100

         Section 11.14.  Other Relationships......................................................................100

         Section 11.15.  Directly or Indirectly...................................................................100

         Section 11.16.  Reliance on and Survival of Various Provisions...........................................100

         Section 11.17.  Senior Debt..............................................................................100

         Section 11.18.  Obligations Several......................................................................101

         Section 11.19.  Confidentiality..........................................................................101

         Section 11.20.  No Liability of the Issuing Bank.........................................................101

         Section 11.21.  Patriot Act Notice.......................................................................102

ARTICLE 12. WAIVER OF JURY TRIAL..................................................................................102
         Section 12.1.  Waiver of Jury Trial......................................................................102
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                                    EXHIBITS

Exhibit A.........-        Form of Borrower Pledge Agreements
Exhibit B.........-        Form of Certificate of Financial Condition
Exhibit C.........-        Form of Compliance Certificate
Exhibit D.........-        Form of Request for Loan
Exhibit E.........-        Form of Revolving Note
Exhibit F.........-        Form of Security Agreement
Exhibit G.........-        Form of Request for Term Loan Eurodollar Basis
Exhibit H.........-        Form of GCII Guaranty
Exhibit I.........-        Form of GCII Pledge Agreement
Exhibit J.........-        Form of Swingline Note
Exhibit K.........-        Form of Term Note
Exhibit L.........-        Form of Borrowers' Loan Certificate
Exhibit M.........-        Form of Loan Certificate (Corporation)
Exhibit N.........-        Form of Loan Certificate (Partnership)
Exhibit O.........-        Form of Loan Certificate (Limited Liability Company)
Exhibit P.........-        Form of Assignment and Acceptance
Exhibit Q.........-        Form of Subordination Agreement


                                       v
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                                    SCHEDULES

Schedule 1           -     Investments of the Borrowers
Schedule 2           -     Licenses
Schedule 2.1(c)      -     Letters of Credit
Schedule 3           -     Liens of Record as of the Agreement Date
Schedule 3.1         -     Percentage of Ownership
Schedule 3.8         -     Contingent Liabilities
Schedule 4-A         -     Revolving Commitments of the Revolving Lenders, and
                           such Lenders' Addresses for Notice
Schedule 4-B         -     Term Loan Commitments of the Term Lenders, and such
                           Lenders' Addresses for Notice
Schedule 5           -     Material Agreements
Schedule 6           -     Consents, Applicable Law, Conflicts and Liens
Schedule 7           -     Issues Pertaining to Necessary Authorizations and
                           Licenses
Schedule 7.18        -     Ownership of Borrowers
Schedule 8           -     Litigation
Schedule 9           -     Liabilities
Schedule 10          -     Agreements with Affiliates, Affiliate Transactions
Schedule 11          -     Current Real Property of the Borrowers
Schedule 12          -     Environmental Matters
Schedule 13          -     Employee Relations, Collective Bargaining Agreements,
                           Labor Unions
Schedule 14          -     Taxes
Schedule 15          -     Undersea Cable

                      AMENDED AND RESTATED CREDIT AGREEMENT


                  This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 31, 2005, is made by and among GCI Holdings, Inc., an Alaska corporation ("Holdings"), GCI Communication Corp., an Alaska corporation, GCI Cable, Inc., an Alaska corporation, GCI Transport Co., Inc., an Alaska corporation, GCI Fiber Communication Co., Inc., an Alaska corporation, Fiber Hold Co., Inc., an Alaska corporation, GCI Fiber Co., Inc., an Alaska corporation, Potter View Development Co., Inc., an Alaska corporation, WOK 1, Inc., an Alaska corporation, WOK 2, Inc., an Alaska corporation, GCI Satellite Co., Inc., an Alaska corporation, Alaska United Fiber System Partnership, an Alaska partnership and Wood River Venture, Inc., an Alaska corporation (each individually, a "Borrower" and with Holdings, collectively, the "Borrowers"), the banks, financial institutions, and other lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), and CALYON NEW YORK BRANCH ("Calyon"), as the initial issuing bank (the "Initial Issuing Bank" and, together with the Initial Lenders, the "Initial Lender Parties") and as administrative agent, (the "Administrative Agent") and General Electric Capital Corporation as syndication agent, (the "Syndication Agent") and Union Bank of California, N.A., CoBank, ACB, CIT Lending Services Corporation and Wells Fargo Bank, N.A., as co-documentation agents, (the "Co-Documentation Agents"), and the foregoing named parties do hereby amend and restate the Existing Agreement (as defined herein).

         The parties hereto hereby agree as follows as of the date first above written:



                                   ARTICLE 1.
                                   Definitions

     Section 1.1. Defined Terms.

         For the purposes hereof, the following terms shall have the following meanings:

         "Acquisition" shall mean (whether by purchase, exchange, issuance of Capital Stock or debt securities, merger, reorganization or any other method)
(a) any acquisition by any of the Borrowers or any of their Subsidiaries of all or substantially all of any other Person, which Person shall then become consolidated with any of the Borrowers or any such Subsidiary in accordance with GAAP, or (b) any acquisition by any of the Borrowers or any of their Subsidiaries of all or any substantial amount of the assets of any other Person; provided that Acquisition shall not mean or include any acquisition of any direct interest in real property or any Indirect Permitted Real Property Acquisition, either individually or together with the acquisition of other property or assets. For purposes of the preceding sentence, an amount of assets shall be deemed to be "substantial" if such assets have a fair market value in excess of $5,000,000.

         "Administrative Agent" shall have the meaning specified in the preamble to this Agreement.

         "Administrative Agent's Account" shall mean the account of the Administrative Agent maintained by the Administrative Agent at its office at 1301 Avenue of the Americas New York, NY 10019-6022, ABA #026-008073 Account No. 0188179214500, Attention: John Chianchiano, or such other account as the Administrative Agent shall specify from time to time in writing to the Lender Parties.

         "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless otherwise specified, "Affiliate" shall mean an Affiliate of the Borrowers, and shall include the Subsidiary Guarantors.

         "Agreement" shall mean this Amended and Restated Credit Agreement.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "Amended and Restated Deeds of Trust" shall mean the Deeds of Trust, as amended and restated as of even date herewith.

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Loans hereunder as determined in accordance with Section 2.3(e) hereof.

         "Approved Fund" shall mean, with respect to any Lender Party, any fund that invests in commercial loans and is managed or advised by such Lender Party or an Affiliate of such Lender Party, or by the same investment advisor as such Lender Party or by an Affiliate of such investment advisor.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit P.

         "Authorized Financial Officer" shall mean with respect to a Loan Party the Chief Financial Officer, Vice President of Finance or the Chief Accounting Officer of such Loan Party.

         "Authorized Signatory" shall mean such senior officers of a Borrower as may be duly authorized and designated in writing by such Borrower to execute documents, agreements and instruments on behalf of such Borrower.

         "Available Amount" of any Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

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         "Base Rate" shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced by Calyon, from time to time, as its prime rate in effect at its principal office in the city of New York; and

                  (b) a rate of interest that is 1/2 of 1% above the Federal Funds Rate.

         The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to customers in connection with extensions of credit or to other banks.

         "Base Rate Basis" shall mean a simple interest rate equal to the sum of
(a) the Base Rate and (b) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change and shall also be changed to reflect adjustments in the Applicable Margin.

         "Base Rate Option Loan(s)" means any or all of a Base Rate Term Loan or a Base Rate Revolving Loan, or a Swingline Loan, as the context may require.

         "Base Rate Revolving Loan" shall mean any Swingline Loan and the portion of the Revolving Loans as to which the Borrowers have elected the Base Rate Basis for the interest rate thereon, in accordance with the provisions of
Section 2.2 hereof.

         "Base Rate Term Loan" shall mean the portion of the Term Loans as to which the Borrowers have elected the Base Rate Basis for the interest rate thereon, in accordance with the provisions of Section 2.2 hereof.

         "Borrowers" shall have the meaning specified in the preamble to this Agreement.

         "Borrowers' Agent" means Holdings, in its capacity as agent for itself and the other Borrowers pursuant to Section 2.14.

         "Borrower Pledge Agreements" shall mean each and all Borrower Pledge Agreements of even date herewith between a Borrower and the Administrative Agent, substantially in the form of Exhibit A attached hereto.

         "Business Day" shall mean a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Option Loans, on which dealings are carried on in the London interbank market.

         "Calculation Date" shall mean the last day of each fiscal quarter of Holdings.

         "Calyon" shall have the meaning specified in the preamble to this Agreement.

         "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP.

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         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

          "Certificate of Financial Condition" shall mean a certificate from Holdings, substantially in the form of Exhibit B attached hereto, signed by an Authorized Financial Officer of Holdings, together with any schedules, exhibits or annexes appended thereto.

         "Change of Control" shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Exchange Act) acquiring ownership or control of in excess of 35% of the Capital Stock having voting power to vote in the election of the Board of Directors of any of GCI or GCII either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) any Person, Affiliated Group or group (such term being used as defined in the Exchange Act), other than a Loan Party, acquiring ownership or control of in excess of 35% of the Capital Stock having voting power to vote in the election of the Board of Directors of any of the Loan Parties, either on a fully diluted basis or based solely on the voting stock then outstanding, (iii) if at any time, individuals who at the date hereof constituted the Board of Directors of Holdings, GCI or GCII (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings, GCI or GCII, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of either the Board of Directors of Holdings, the Board of Directors of GCI or the Board of Directors of GCII then in office, (iv) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any of the Borrowers to any Person, other than a Loan Party, or (v) the adoption of a plan relating to the liquidation or dissolution of Holdings, GCI Communication Corp., and GCI Cable, Inc.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean, with respect to each Loan Party, all of such Loan Party's right, title and interest in and to real and personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, goods, accounts, intercompany obligations, partnership and joint venture interests, contract rights, documents, instruments, chattel paper, general intangibles, investment property, goodwill, equipment, machinery (including, without limitation, any spare parts), inventory, copyrights, trademarks, trade names, patents, insurance proceeds, FCC Licenses, cash and bank accounts (including, without limitation, any funds on deposit in any such bank account at any time) and any proceeds or products of any of the foregoing or income from any of the foregoing in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing, provided that Collateral shall not include property which pursuant to its terms or the terms of any contract, lease or license related thereto or under Applicable Law may not be pledged or assigned, to the extent such prohibition on pledge or assignment is enforceable.

         "Commitment" shall mean the aggregate amount of the Term Commitment, the Revolving Commitment and the Letter of Credit Commitment.

         "Compliance Certificate" shall mean a certificate of an Authorized Financial Officer of Holdings as to the financial performance of any of the Loan Parties, in substantially the form attached hereto as Exhibit C.

         "Conduit Lender" shall have the meaning specified in Section 11.5(h).

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property or services for the purpose of assuring the owner of such Indebtedness of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Indebtedness or to comply with any agreement relating to any Indebtedness or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

         "Covered Taxes" shall have the meaning set forth in Section 2.13.

         "Deeds of Trust" shall mean (i) that certain Deed of Trust and Assignment dated as of January 27, 1998 among AUSP as Grantor, TransAlaska Summit Title Insurance Agency of Alaska L.L.C. as Trustee and the Administrative Agent as Beneficiary, which Deed of Trust and Assignment has been recorded in various recording districts in the State of Alaska, as such Deed of Trust and Assignment has been and may be further amended, supplemented or otherwise modified, renewed or replaced from time to time and (ii) those certain Deeds of Trust and Assignment dated as of January 27, 1998 among AUSP as Grantor, First American Title Insurance Company as Trustee and the Administrative Agent, which Deeds of Trust and Assignment have been recorded in the office of the Snohomish County Auditor and the King County Records and Election Office in the State of Washington, as such Deeds of Trust and Assignment have been and may be further amended, supplemented or otherwise modified, renewed or replaced from time to time.

         "Default" shall mean any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event.

         "Default Rate" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis plus two percent (2%). With respect to amounts (other than principal) bearing interest at the Default Rate, for purposes of the foregoing sentence, the words "otherwise applicable Interest Rate Basis," shall be deemed to mean the Base Rate Basis.

         "Defaulting Lender" shall have the meaning specified in Section 2.2(e)(iv).
         "Derivative Contract" means any forward contract (other than a contract to purchase inputs or provide services entered into in the ordinary course of the Permitted Business), futures contract, option (other than an option to purchase inputs or provide services entered into in the ordinary course of the Permitted Business), swap, notional principal contract, synthetic position or other financial contract similar to any of the foregoing.

         "Discretionary Swingline Loan" shall have the meaning specified in
Section 2.1(d)(ii).

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any Capital Stock of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock or Funded Indebtedness of such Person.

         "Dollars" or "$" shall mean the basic unit of the lawful currency of the United States of America.

         "Environmental Claim" shall mean any administrative, regulatory or judicial action (whether by a private party, governmental authority or any other Person) or cause of action, suit, obligation, liability, loss, proceeding, decree, judgment, penalty, fine, fee, demand, order, directive, claim (including any claim involving liability in tort, strict, absolute or otherwise), lien, accusation, allegation, abatement, notice of noncompliance or violation, or legal or consultant fee or cost of investigation or proceeding (hereinafter "Claim"), resulting from or based on any Environmental Law or Environmental Permit, or arising from the actual or alleged presence, Release or threatened Release of any Hazardous Material, including and regardless of the merit of such Claim, any Claim for enforcement, clean up, removal, response, mitigation, remedial or other activities or damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law or any alleged injury or threat of injury to property, health, safety, natural resources or the environment.

         "Environmental Clean-up Activities" shall have the meaning set forth in
Section 5.14(d) of the Credit Agreement.

         "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, the Surface Mining Control and Reclamation Act, 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, the Occupational Safety and Health Act as amended, 29 U.S.C. ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

         "Environmental Permit" shall mean any permit, authorization, approval, license, registration, consent, order, certificate, waiver, exception, variance, exemption or filing with or issued by any court or governmental or regulatory agency, authority, entity, department, commission or board relating to or required by any Environmental Law.

         "Environmental Testing" shall have the meaning set forth in Section 5.14(d) of the Credit Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrowers, that is a member of any group of organizations (within the meaning of Code Sections 414(b), 414(c), 414(m), or 414(o)) of which the Borrowers are members.

         "ERISA Affiliate Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code maintained by an ERISA Affiliate or to which an ERISA Affiliate contributed, contributes or is obligated to contribute.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Basis" shall mean a simple per annum interest rate equal to the sum of (a) (i) the Eurodollar Rate, plus (ii) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one (1), two (2), three (3) and six (6) months (each, a "Eurodollar Period"), and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Applicable Margin pursuant to Section 2.3(e) hereof.

         "Eurodollar Option Loan(s)" means either or both of a Eurodollar Term Loan or a Eurodollar Revolving Loan, as the context may require.

         "Eurodollar Rate" shall mean, for any Interest Period, an interest rate per annum equal to (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) or as soon thereafter as possible, two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Option Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Market Service as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) or as soon thereafter as possible, two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on

Dow Jones Market Service, the applicable rate shall be the arithmetic mean of all such rates), or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount requested to be outstanding.

         "Eurodollar Revolving Loan" shall mean any portion of the Revolving Loans as to which the Borrowers have elected the Eurodollar Basis for the interest rate thereon, in accordance with the provisions of Section 2.2 hereof.

         "Eurodollar Term Loan" shall mean any portion of the Term Loans as to which the Borrowers have elected the Eurodollar Basis for the interest rate thereon, in accordance with the provisions of Section 2.2 hereof.

         "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or both has been satisfied.

         "Excess Cash Flow" shall mean, for any fiscal quarter of the Borrowers and their Subsidiaries ended on a Calculation Date, based on the financial statements for such fiscal quarter required to be provided under Article 6 hereof, an amount not less than zero (0) and otherwise equal to the remainder, if any, without duplication, of (a) the Holdings Operating Cash Flow for such fiscal quarter minus (b) the sum of the following, in each case for and with respect to such fiscal quarter or as of such Calculation Date: (i) Capital Expenditures; (ii) Pro Forma Debt Service; (iii) cash income tax expense for the Borrowers and their Subsidiaries; and (iv) to the extent not included in the calculation of Holdings Operating Cash Flow, legal fees and expenses of, or the payment of any judgment against, any Loan Party paid by any Borrowers.

         "Excluded Asset Sales" shall mean (i) sales, leases or other dispositions of inventory and obsolete equipment in the ordinary course of business, (ii) any sale or discount, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction, (iii) any transfer of assets by any Loan Party to another Loan Party, so long as the security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and remain perfected and of the same priority (to at least the same extent as in effect immediately prior to such transfer), (iv) the sale, lease or other disposition of personal property with a fair market value in the aggregate of less than $500,000 per year, or (v) dispositions of personal property to the extent that (x) such personal property is exchanged for credit against the purchase price of replacement personal property performing the same or an equivalent function or (y) the proceeds of any such disposition are promptly applied to the purchase price of similar replacement personal property.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto.

         "Existing Agreement" shall mean the Credit, Guaranty, Security and Pledge Agreement dated October 30, 2003 by and among Holdings, the guarantors referred to therein, the lenders referred to therein, Calyon (as successor in interest to Credit Lyonnais New York Branch) and the other parties named therein pursuant to which the lenders provided to Holdings a revolving credit facility in the amount of $50,000,000 and a term loan in the amount of $170,000,000, as amended prior to the Agreement Date.

         "FCC" shall mean the Federal Communications Commission or any Governmental Authority which succeeds to the powers and functions thereof.

         "FCC Licenses" shall mean (i) any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and (ii) any other license or permit issued by the FCC from time to time necessary or advisable for the operation of the Borrowers' or any of their Subsidiaries' respective business.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent or its Affiliate from three (3) federal funds brokers of recognized standing selected by the Administrative Agent or its Affiliate.

         "Fees" the applicable fees to be paid by the Borrowers to the Administrative Agent in connection with the Loans and the Commitments created hereunder.

         First Adjustment Date" shall mean the date on which the respective Applicable Margins determined pursuant to Section 2.3(e) hereof in respect of the financial statements for the fiscal period ended September 30, 2005 (as described in and delivered pursuant to Section 6.1 hereof) first become effective in accordance with Section 2.3(e) hereof.

         "Fixed Charge Coverage Ratio" shall mean, as of any Calculation Date and for the four fiscal-quarter period then ended, for GCII, the Borrowers and their respective Subsidiaries on a consolidated basis, the ratio of (a) Operating Cash Flow for GCII, the Borrowers and their respective Subsidiaries on a consolidated basis for such period to (b) Fixed Charges.

         "Fixed Charges" shall mean, for the four fiscal-quarter period ending on any Calculation Date, for GCII, the Borrowers and their respective Subsidiaries on a consolidated basis in each case for such fiscal period or as of such Calculation Date, the sum of (a) Pro Forma Debt Service, plus (b) Capital Expenditures paid in cash, plus (c) cash income tax expense.

         "Funded Indebtedness" means, without duplication, with respect to any Person, all (a) Indebtedness having a final maturity (or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments are required to be made less than one year after such date, (b) Capitalized Lease Obligations (without duplication), (c) reimbursement obligations relating to letters of credit (without duplication), (d) Contingent Liabilities relating to any of the foregoing (without duplication), (e) Withdrawal Liability, (f) payments due under Non-Compete Agreements, and (g) payments due for the deferred purchase price of property and services (including, without limitation, IRUs, but excluding trade payables that are less than 120 days old and any thereof that are being contested in good faith).

         "GAAP" shall have the meaning specified in Section 1.4.

         "GCI" shall mean General Communication, Inc., an Alaska corporation, and immediate parent and holder of 100% of the capital stock of GCII.

         "GCII" shall mean GCI, Inc., an Alaska corporation and immediate parent and holder of 100% of the capital stock of Holdings.

         "GCII Guaranty" shall mean that certain GCII Guaranty of even date herewith in favor of the Administrative Agent, for itself and for the ratable benefit of the Lender Parties, given by GCII, substantially in the form of Exhibit H attached hereto.

         "GCII Pledge Agreement" shall mean that certain GCII Pledge Agreement of even date herewith between GCII and the Administrative Agent, substantially in the form of Exhibit I attached hereto.

         "Granting Lender" shall have the meaning specified in Section 11.5(h).

         "Guarantor" shall mean each Subsidiary Guarantor and GCII.

         "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit.

         "Hazardous Material" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

         "Hedge Agreements" shall mean interest rate cap, collar or similar agreements, provided that such agreements are intended to and reasonably would be expected to reduce the Borrowers' interest rate risk with respect to the Obligations.

         "Hedge Bank" shall mean any Lender Party or Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

         "Holdings" shall have the meaning specified in the preamble to this Agreement.

         "Holdings Operating Cash Flow" shall mean, for any fiscal quarter ended on a Calculation Date, the Operating Cash Flow of the Borrowers and their Subsidiaries on a consolidated basis.

         "Incremental Lender" shall have the meaning set forth in Section
2.2(g).

         "Incremental Loan" shall have the meaning set forth in Section 2.2(g).

         "Incremental Revolving Loan" shall mean an Incremental Loan that is designated as a Revolving Loan pursuant to Section 2.2(g).

         "Incremental Term Loan" shall mean an Incremental Loan that is designated as a Term Loan pursuant to Section 2.2(g).

         "Indebtedness" shall mean (without duplication), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables payable within 120 days and arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted representing an extension of credit by banks and other financial institutions for the account of such Person; (iii) Capitalized Lease Obligations; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation to the extent not already reflected as a current liability on the balance sheet of such Person, (v) any net obligations of such Person owing under Hedge Agreements and (vi) Indebtedness of others of the type described in clauses (i), (ii), (iii), (iv) and (v) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

         "Indemnified Costs" shall have the meaning ascribed to it in Section
9.11 hereof.

         "Indemnitee" shall have the meaning ascribed to it in Section 5.11 hereof.

         "Indenture" means the Indenture dated as of February 7, 2004, between GCII and The Union Bank of California, N.A., as Trustee, providing for the Senior Notes, as the same may be amended, restated or otherwise modified, renewed or replaced pursuant to the terms hereof and thereof.

         "Indirect Permitted Real Property Acquisition" shall mean a Permitted Real Property Acquisition that is accomplished by the acquisition of ownership interests in an entity, substantially all of the assets of which are Real Property.

         "Interest Expense" shall mean, for any period, for any Person and its Subsidiaries, on a consolidated basis, interest paid or accrued in respect of Indebtedness (including, without duplication, any net obligations owing under Hedge Agreements), together with amortization of fees associated with any thereof (other than fees payable prior to the Agreement Date), all as determined in accordance with GAAP and shall also include the interest component of payments for such period in respect of Capitalized Lease Obligations.

         "Initial Issuing Bank", "Initial Lender Parties" and "Initial Lenders" each shall have the meaning specified in the preamble to this Agreement.

         "Interest Period" shall mean (a) in connection with any Base Rate Option Loan, the period beginning on the date such Loan is made or deemed continued and ending on the last

Business Day of the calendar quarter in which such Loan is made or deemed continued, provided, however, that if a Base Rate Option Loan is made or deemed continued on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Option Loan, the term of the related Eurodollar Period selected by the Borrowers or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Option Loans only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Option Loans only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date with respect to Interest Periods applicable to Revolving Loans and Term Loans or such earlier date as would interfere with the Borrowers' repayment obligations hereunder. Interest shall be due and payable with respect to any Loan as provided in Section 2.3 hereof.

         "Intercompany Loans" shall have the meaning ascribed to it in Section 7.4(c) hereof.

         "Interest Rate Basis" shall mean the Base Rate Basis or the Eurodollar Basis, as appropriate.

         "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, limited partnership interests, general partnership interests, or other securities or other equity or ownership interests, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Indebtedness or Capital Stock of any such other Person, other than an Acquisition. Investment shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

         "IRU" shall mean any agreement whereby a Loan Party acquires or grants, as applicable, the exclusive and irrevocable right to use conduit, dark fiber, lit fiber (including associated electronic and/or optical components) or other telecommunications network facilities, owned by another Person for such Loan Party's own network use, or owned by such Loan Party for such other Person's own network use, as applicable, but not the right to physical possession and control of such facilities, and without regard to whether such agreement should be characterized as a lease or as a conveyance of an ownership interest.

         "Issuing Bank" shall mean the Initial Issuing Bank and any assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
Section 11.5 so long as each such assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Issuing Bank or assignee, as the case may be, shall have a Letter of Credit Commitment.

         "L/C Collateral Account" shall mean an interest bearing cash collateral account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent.

         "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Related Documents" shall have the meaning specified in Section 2.4(c)(ii).

         "Lender Party" shall mean any Lender or the Issuing Bank.

         "Lenders" shall mean the Initial Lenders, any Incremental Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.5 for so long as such Initial Lender, Incremental Lender or Person, as the case may be, shall be a party to this Agreement.

         "Letter of Credit" shall have the meaning specified in Section 2.1(c).

         "Letter of Credit Agreement" shall have the meaning specified in
Section 2.2(f)(i).

         "Letter of Credit Commitment" shall mean, with respect to the Issuing Bank, an amount equal to $25,000,000.

         "Letter of Credit Loan" shall mean a funding made by the Issuing Bank or any Revolving Lender pursuant to Section 2.2(f)(ii) or (iii).

         "Licenses" shall mean any material licenses, including FCC Licenses, held by the Borrowers or any of their Subsidiaries, all of which, as of the Agreement Date, are listed on Schedule 2 hereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

         "Loan Documents" shall mean this Agreement, any Notes, the Security Documents, each Letter of Credit Agreement, all Requests for Loan, and all other material documents and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loan Parties" shall mean, collectively, the Borrowers and each Subsidiary Guarantor.

         "Loans" shall mean, collectively, the Revolving Loans, the Letter of Credit Loans, the Term Loans, the Swingline Loans and the Incremental Loans, if any.

         "Majority Lenders" shall mean, at any time, Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and
(c) the aggregate Unused Revolving Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Lenders at such time (i) the aggregate principal amount of the Loans owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and
(iii) the Unused Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) Letter of Credit Loans owing to the Issuing Bank and (y) the Available Amount of each Letter of Credit shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

         "Majority Revolving Lenders" shall mean, at any time, Revolving Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Commitments at such time; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Revolving Lenders at such time (i) the aggregate principal amount of the Revolving Loans owing to such Lender (in its capacity as a Revolving Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) Letter of Credit Loans owing to the Issuing Bank and (y) the Available Amount of each Letter of Credit shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

         "Material Adverse Change" shall mean any act, omission, event, development or circumstance or any two or more acts, decisions, events, developments or circumstances that exist or are occurring at the same time that has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, property, liabilities (fixed or contingent), condition (financial or otherwise), operations or business of the Borrowers and their Subsidiaries, taken as a whole or (b) the validity, enforceability or priority of any of the Loan Documents or the liens thereunder or the rights and remedies of the Administrative Agent and the Lenders thereunder.

         "Material Agreement" shall mean each of those agreements listed on
Schedule 5 attached hereto.

         "Maturity Date" shall mean (i) with respect to the Revolving Loans, Swingline Loans and Letter of Credit Loans, the earlier of (a) August 31, 2011 or (b) the date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise) and (ii) with respect to the Term Loans, the earlier of (a) August 31, 2012 or (b) the date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise).

         "MCI Agreements" shall mean, collectively, each and all of the Material Agreements with MCI, Inc. (formerly known as WorldCom, Inc.) or any of its subsidiaries or Affiliates.

         "Measurement Period" means the aggregate period consisting of the two consecutive calendar quarters (a) immediately succeeding a Calculation Date (other than a Calculation Date that falls within another Measurement Period or a Subsequent Measurement Period) as of which the Total Leverage Ratio was greater than 4.0 to 1, and (b) with respect to which the Total Leverage Ratio is greater than 4.0 to 1 for at least one of the Calculation Dates within such two consecutive calendar quarters.

         "Moody's" shall mean Moody's Investors Service, a subsidiary of Moody's Corporation.

         "Mortgage" shall have the meaning specified in Section 5.10.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all grants, approvals, licenses, filings and registrations necessary in order to enable the Borrowers or any of their Subsidiaries to own, construct, maintain and operate its Permitted Business and to make and hold Investments in other Persons who own, construct, maintain, and operate their respective Permitted Businesses.

         "Net Income" shall mean, for any Person and its Subsidiaries on a consolidated basis, for any period, net income for such period determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer, swap or other disposition of assets or securities by any of the Loan Parties or any of their Subsidiaries, the aggregate amount of cash received for such assets or securities (including, without limitation, any payments received for non-competition covenants, consulting or management fees, and any portion of the amount received evidenced by a buyer promissory note or other evidence of Indebtedness), net of (a) amounts reserved, if any, for taxes payable with respect to any such sale (after application of any available losses, credits or other offsets), (b) reasonable and customary transaction fees, commissions, discounts, costs and out-of-pocket expenses properly attributable to such transaction and payable by such Loan Party or any of its Subsidiaries (other than to an Affiliate if not on an arms length basis) in connection with such sale, lease, transfer or other disposition of assets or securities, and (c) until actually received by such Loan Party or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a buyer promissory note, or a non-compete agreement or covenant, management agreement or consulting agreement, for which compensation is paid over time, (d) the principal amount of any Indebtedness (other than the Loans) that is secured by the asset subject to such sale, lease, transfer, swap or other disposition and that is repaid in connection therewith, and (e) any reserve for adjustments in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any pension and other post-employment benefit liabilities associated with such asset or assets and retained by such Loan Party or any of its Subsidiaries after such sale, lease, transfer, swap or other disposition so long as such reserve is required by law. Upon receipt by the Borrowers or any of their Subsidiaries of amounts referred to in clause (c) of the preceding sentence or to the extent the amounts referred to in clause (a) and clause (e) of the preceding sentence exceed the amounts actually so required, such amounts shall then be deemed to be "Net Proceeds." With respect to any issuance or sale of Capital Stock issued by, any Loan Party, "Net Proceeds" shall mean the aggregate cash received in connection with such issuance or sale of Capital Stock net of any reasonable fees, commissions, discounts, costs and out-of-pocket expenses associated with such issuance or sale of Capital Stock.

         "Non-Compete Agreement" means any agreement or related set of agreements under which the Borrowers or any Subsidiary agrees to pay money in one or more installments to one or more Persons (other than an agreement with a Person who at the time of the execution thereof was an employee of one of the Loan Parties) in exchange for agreements from such Persons to refrain from competing with the Borrowers or such Subsidiary in a certain line of business in a specific geographical area for a certain time period, or pursuant to which any Person agrees to limit or restrict its right to engage, directly or indirectly, in the same or similar industry for any period of time for any geographic location.

         "Notes" shall mean, collectively, the Revolving Notes, the Swingline Note and the Term Notes.

         "Notice of Issuance" shall have the meaning specified in Section 2.2(f)(i).

         "Notice of Renewal" shall have the meaning specified in Section 2.1(c).

         "Notice of Termination" shall have the meaning specified in Section 2.1(c).

         "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Borrowers to the Administrative Agent, the Lender Parties or Affiliates of the Lender Parties or any other Lender Party under Section 11.5(h), under or in connection with Secured Hedge Agreements, this Agreement and the other Loan Documents (including any Letter of Credit commissions, interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to any Loan Party, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

         "Operating Cash Flow" shall mean, for the fiscal quarter or the four fiscal-quarter period ended on any Calculation Date, as the case may be, for any Person and its Subsidiaries on a consolidated basis, Net Income for such period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets, from minority interests, and from any other equity in earnings (losses) of non-consolidated entities), plus, to the extent deducted or accrued in determining Net Income, the sum of each of the following for such period: (a) depreciation, amortization, and other non-cash charges, (b) Interest Expense, (c) cash income tax expense and (d) deferred income Taxes minus (e) proceeds from one-time sales of fiber or fiber capacity (including IRU's and long-term leases that do not provide for periodic payments to be made at least semi-annually during the term of such transaction in proportion to the availability of capacity) which are reserved in a lump sum, provided that for purposes of the covenants set forth in Section 7.5 hereof, if any of GCII, the Borrowers or any of their respective Subsidiaries makes any Acquisition during a period in which Operating Cash Flow is to be determined hereunder, such Operating Cash Flow will be determined on a pro forma basis as if such Acquisition were consummated on the first day of such period.

         "Other Taxes" has the meaning assigned thereto in Section 2.13.

         "Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law on October 26, 2001.

         "Payment Date" shall mean, with respect to any Loan, the last day of any Interest Period applicable to such Loan and the date of payment in full of such Loan.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" means an Acquisition that complies with the requirements of Section 7.6.

         "Permitted Additional Secured Indebtedness" means Indebtedness of Holdings and its Subsidiaries which (a) is not described under any other category of Permitted Debt, (b) when incurred, and when aggregated with the aggregate amount of all other Permitted Additional Secured Indebtedness then outstanding, does not exceed $10,000,000, and (c) if secured, is secured or collateralized only by Permitted Additional Secured Indebtedness Liens.

         "Permitted Additional Secured Indebtedness Liens" means first priority Liens, securing or collateralizing only Permitted Additional Secured Indebtedness, only on the following described assets or property of the Loan Parties, to the extent that the same are acquired after the Agreement Date with the proceeds of such indebtedness: Real Property and tangible personal property.

         "Permitted Business" shall mean the businesses currently conducted by the Borrowers and other media and telecommunication businesses and businesses ancillary thereto.

         "Permitted Debt" shall mean Indebtedness permitted to be incurred and to remain outstanding by the Borrowers and their Subsidiaries, pursuant to
Section 7.1 hereof.

         "Permitted Investments" shall mean Investments described in and permitted to be made under Section 7.4 hereof.

         "Permitted Issuances" (i) means any issuance or sale of equity interests by any Loan Party or any of its Subsidiaries (A) made as part of a Permitted Investment, or in partial payment for a Permitted Acquisition, or (B) to any member of management, any employee or any director of any Borrower or GCII pursuant to stock option, stock grant or similar plans for the benefit of management, employees or directors generally or pursuant to any other similar agreement with any member of management, any employee or any director of any Borrower or GCII, or (ii) by Holdings in connection with additional capital contributions from GCII.

         "Permitted Liens" shall mean, as applied to any Person:

                  (a) Any Lien in favor of the Administrative Agent (for itself and for the ratable benefit of the Lender Parties) given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement unless fully bonded;

                  (c) Liens of landlords, carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not exceeding $4,000,000, not yet due, or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) As to property other than Real Property or Undersea Cable, liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and social security insurance;

                  (e) Restrictions on the transfer of assets imposed by any of the Licenses or by any Environmental Laws, any state laws, and any regulations thereunder;

                  (f) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) As to property other than Real Property or Undersea Cable, purchase money security interests, which are perfected automatically by operation of law, only for the period (not to exceed twenty (20) days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased;

                  (h) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure or other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

                  (i) Any Liens listed on Schedule 3 attached hereto;

                  (j) As to property other than Real Property or Undersea Cable, Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

                  (k) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof) and (iii) the Indebtedness secured thereby is permitted under Section 7.1 hereof;

                  (l) As to property other than Real Property or Undersea Cable, Permitted Transponder Liens;

                  (m) Permitted Additional Secured Indebtedness Liens; and

                  (n) Liens on the Undersea Cable securing up to $5,000,000 (at any timing outstanding) of Indebtedness incurred in the ordinary course of business of the Loan Parties.

         "Permitted Non-Compete Agreement" shall mean a Non-Compete Agreement that the Administrative Agent, in the exercise of its reasonable credit judgment, upon the request of a Borrower, has expressly designated in writing as a Permitted Non-Compete Agreement.

         "Permitted Real Property Acquisition" means a Real Property Acquisition which does not exceed $5,000,000 for any one Real Property Acquisition or $5,000,000 in the aggregate for all Real Property Acquisitions in any fiscal year of Holdings, whether done and made individually or as part of a transaction including assets or property other than real property and which complies with the requirements of Section 7.7.

         "Permitted Transponder Indebtedness" shall mean Funded Indebtedness, incurred after the Agreement Date and which, when incurred, and when aggregated with the aggregate amount of all other Permitted Transponder Indebtedness then outstanding, does not exceed $100,000,000, the proceeds of which are used to acquire satellite transmission capacity for the purpose of transmitting signals used in the Permitted Business and, if secured, is secured and collateralized only by Permitted Transponder Liens.

         "Permitted Transponder Liens" means Liens, securing or collateralizing only Permitted Transponder Indebtedness, only on newly acquired assets, property or property rights that serve to increase, or to replace portions of, the Borrowers' collective satellite transmission capacity (whether such capacity is obtained via ownership of or the right to use specific transponders or the transmission capacity associated therewith) to the extent that such capacity is acquired after the Agreement Date with the proceeds of such Permitted Transponder Indebtedness.

         "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 302 of ERISA or

Section 412 of the Code maintained by the Borrowers or any Subsidiary or to which the Borrowers or any Subsidiary contributed, contributes, is obligated to contribute.

         "Pro Forma Debt Service" shall mean, as of any Calculation Date, for any Person and its Subsidiaries on a consolidated basis, the sum of (a) scheduled principal payments (excluding any repayments made or required to be made in accordance with Section 2.7 hereof) in respect of Indebtedness to be made during the next succeeding fiscal four-quarter period after such Calculation Date, and (b) Interest Expense for the four fiscal-quarter period ended as of such Calculation Date, in all cases after giving effect to all Eurodollar Option Loans. For purposes of this definition, `principal payments' for any period shall include the principal component of payments for such period in respect of Capitalized Lease Obligations.

         "Pro Rata Share" of any amount shall mean, with respect to any Revolving Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Commitment at such time and the denominator of which is the aggregate Revolving Commitments at such time.

         "Projections" shall mean the projections provided by the Holdings to the Administrative Agent dated July 6, 2005.

         "Property" shall mean any and all property now or hereafter owned, operated or leased by any of the Loan Parties.

         "Real Property" means, as to any Borrower, any interest in real property held by such Borrower, including without limitation leasehold interests, other than any interest in real property within the meaning of Undersea Cable.

         "Real Property Acquisition" shall mean (whether by purchase, exchange, issuance of Capital Stock, debt securities, merger, reorganization or any other method), the direct or indirect acquisition by the Borrowers or any of their Subsidiaries of any interest in real property.

         "Register" shall have the meaning set forth in Section 11.5(c) hereof.

         "Release" shall mean the release, deposit, disposal or leakage at, into, upon or under any land, water or air, or otherwise into the environment or into the indoor air, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, migrating, placement and the like (including the disposal of barrels, containers, and other closed receptacles containing Hazardous Materials).

         "Remedial Action" shall mean all actions, including, without limitation, any capital expenditures undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated or leased by any of the Loan Parties and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

         "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA and any regulations promulgated thereto.

         "Request for Loan" shall mean a certificate designated as a "Request for Loan," signed by an Authorized Signatory requesting a Revolving Loan hereunder, which shall be in substantially the form of Exhibit D attached hereto and shall, among other things, (a) specify the date of the Revolving Loan, which shall be a Business Day, the amount of the Revolving Loan, the Type of Loan, and, with respect to a Eurodollar Revolving Loan, the Interest Period selected by the Borrowers, and (b) state that there shall not exist, on the date of the requested Revolving Loan both before and after giving effect thereto, a Default.

         "Request for Incremental Loan" shall have the meaning set forth in
Section 2.2(g).

         "Request for Term Loan Eurodollar Basis" shall mean a certificate designated as a "Request for Term Loan Eurodollar Basis", signed by an Authorized Signatory requesting that a portion of the Term Loans complying with the requirements of this Agreement applicable to Eurodollar Term Loans bear interest at the Eurodollar Basis, which shall be in substantially the form of Exhibit G attached hereto and shall, among other matters, (a) specify the applicable Interest Period and the requested commencement date thereof, and (b) state that there shall not exist, on the first day of the requested Interest Period, both before and after giving effect to such request, a Default.

         "Restricted Payment" shall mean (a) aggregate Distributions or other payment on account of any (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to) Capital Stock or other equity securities of, any Loan Party; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Indebtedness of any Loan Party (other than Permitted Debt); (c) any management administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by any Loan Party to any Affiliate of GCI (other than an Affiliate that is a Borrower or Subsidiary Guarantor) (excluding the payment of compensation (including amounts paid pursuant to employee benefit plans) in the ordinary course of business for the personal services of officers, directors and employees of any of the Borrowers or any of their Subsidiaries); (d) fees, loans or other payments or advances (other than such payments expressly permitted pursuant to Section 7.8) by any Loan Party to any Affiliate of GCI (other than an Affiliate that is a Borrower or Subsidiary Guarantor), and (e) payments under any Synthetic Purchase Agreement; provided, however that Restricted Payments shall not include any of the foregoing items (a) through (e) to the extent made from one Loan Party to another Loan Party.

         "Revolving Commitment" shall mean, with respect to any Revolving Lender at any time, the amount set forth opposite such Lender's name on Schedule 4-A hereto under the caption "Revolving Commitment" or, in the Register maintained by the Administrative Agent pursuant to Section 11.5(c) as such Lender's "Revolving Commitment" (in each case, as such amount may be increased from time to time in the amount of any Incremental Revolving Loan pursuant to Section 2.2(g)).

         "Revolving Lender" shall mean a Lender that has a Revolving Commitment.

         "Revolving Loans" shall mean, collectively, the amount advanced by the Revolving Lenders and the Swingline Lender to the Borrowers under the Revolving Commitment, not to exceed the aggregate amount of the Revolving Commitments.

         "Revolving Notes" shall mean those certain revolving promissory notes in the aggregate original principal amount of at least $1,000,000, one issued by the Borrowers to each of the Revolving Lenders issuing a Revolving Commitment that requests a promissory note, in accordance with each such Revolving Lender's Revolving Commitment (as such amount may be increased from time to time in the amount of any Incremental Revolving Loan) each one substantially in the form of Exhibit E attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "SATCO" shall mean GCI Satellite Company, Inc., an Alaska corporation.

         "Security Agreement" shall mean that certain Security Agreement of even date herewith among the Borrowers, and the Administrative Agent, substantially in the form of Exhibit F attached hereto.

         "Security Documents" shall mean the Borrower Pledge Agreements, the GCII Guaranty, the GCII Pledge Agreement, the Security Agreement, the Mortgages, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for itself and for the ratable benefit of the Lender Parties, with Collateral for the Obligations.

         "Secured Hedge Agreement" shall mean any Hedge Agreement that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Security Documents.

         "Security Interest" shall mean all Liens in favor of the Administrative Agent, for itself and for the ratable benefit of the Lender Parties, created hereunder or under any of the Security Documents to secure the Obligations.

         "Senior Debt Ratio" shall mean, as of any Calculation Date and for the four fiscal-quarter period then ended, in each case on a consolidated basis for Holdings and its Subsidiaries, the ratio of Funded Indebtedness of Holdings and its Subsidiaries as of such Calculation Date to the Holdings Operating Cash Flow for such period.

         "Senior Notes" means those certain 320,000,000, 7.25% Senior Notes due February 15, 2014 issued by GCII, pursuant to and in accordance with the Indenture.

         "Solvent" means, with respect to any Loan Party, that as of the date of determination, both (i)(a) the sum of such Loan Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party's present assets; (b)such Loan Party's capital is not unreasonably small in relation to its business as contemplated on the Agreement Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Agreement Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

         "Subordination Agreement" shall mean that certain Subordination Agreement of even date herewith among the Borrowers, and the Administrative Agent, substantially in the form of Exhibit Q attached hereto.

         "Subsequent Measurement Period" means the aggregate period consisting of the two consecutive calendar quarters (a) immediately succeeding the last day of a Measurement Period or of another Subsequent Measurement Period, and (b) with respect to which the Total Leverage Ratio is greater than 4.0 to 1 for at least one of the Calculation Dates within such two consecutive calendar quarters; provided, however, that in the event that the Total Leverage Ratio is less than 4.0 to 1 as of both (x) the Calculation Date that immediately precedes such Subsequent Measurement Period, and (y) the Calculation Date for the first calendar quarter of such Subsequent Measurement Period, then such Subsequent Measurement Period shall be deemed terminated as of the Calculation Date for such first calendar quarter.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein, unless otherwise indicated, shall mean all Subsidiaries of the Borrowers, including Subsidiaries of any Subsidiaries of the Borrowers. The Subsidiaries of the Borrowers as of the Agreement Date are set forth on Schedule 7.18 attached hereto.

         "Subsidiary Guarantor" shall mean any Subsidiary of a Borrower formed or acquired after the Agreement Date, that is not a Borrower, and that is otherwise required to make a Subsidiary Guaranty under the terms of this Agreement.

         "Subsidiary Guaranty" shall mean each subsidiary guaranty given by each Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.

         "Subsidiary Pledge Agreement" shall mean each subsidiary pledge agreement between each Subsidiary Guarantor having one or more of its own corporate Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, in form and substance reasonably satisfactory to the Administrative Agent.

          "Subsidiary Security Agreement" shall mean each subsidiary security agreement between each Subsidiary Guarantor, on the one hand, and the Administrative Agent, on the other hand, in form and substance reasonably satisfactory to the Administrative Agent.

         "Swingline Lender" means Calyon New York Branch, in its capacity as lender of Swingline Loans hereunder to the Borrowers.

         "Swingline Loan" means a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.1, including a Discretionary Swingline Loan.

         "Swingline Loan Ceiling" means, as of any date, an amount equal to the lesser of (a) $5,000,000 and (b) the aggregate amount of the Lenders' Unused Revolving Commitments as of such date.

         "Swingline Note" means the promissory note of the Borrowers substantially in the form of Exhibit J, payable to the order of the Swingline Lender, evidencing the Swingline Loans made or to be made by the Swingline Lender to the Borrowers.

          "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Loan Party is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than a Loan Party or GCI of any Capital Stock in any Loan Party or GCI or any indebtedness of GCI or GCII (including, without limitation, the Senior Notes) or (ii) any payment (other than on account of a permitted purchase by it of any Capital Stock in any Loan Party) the amount of which is determined by reference to the price or value at any time of any Capital Stock in any Loan Party or any indebtedness of GCI or GCII (including, without limitation, the Senior Notes); provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of a Loan Party (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "Taxes" has the meaning assigned thereto in Section 2.13.

         "Term Commitment" shall mean, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule 4-B hereto under the caption "Term Commitment" or in the Register maintained by the Administrative Agent pursuant to Section 11.5(c) (in each case, as such amount may be increased from time to time by the amount of any Incremental Term Loan pursuant to Section 2.2(g)).

         "Term Facility" shall mean, at any time, the aggregate amount of the Term Loans at such time.

         "Term Lender" shall mean any Lender that has a Term Commitment.

         "Term Loans" shall mean, collectively, the amounts advanced by the Term Lenders to the Borrowers in an initial aggregate amount of $160,000,000, as set forth on Schedule 4-B attached hereto and as may be increased from time to time by the amount of any Incremental Term Loan pursuant to Section 2.2(g).

         "Term Notes" shall mean those certain term promissory notes in the initial aggregate original principal amount of up to $160,000,000 and any term promissory notes issued in connection with the funding of an Incremental Term Loan, one issued to each Lender listed on Schedule 4-B hereto or in the Register maintained by the Administrative Agent pursuant to Section 11.5(c) that requests a promissory note, by the Borrowers in the amount of each of such Lender's Term Loan to the Borrowers (as such amount may be increased from time to time by the amount of any Incremental Term Loan pursuant to Section 2.2(g)), each one substantially in the form of Exhibit K attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

         "Total Leverage Ratio" shall mean, as of any Calculation Date and for the most recent four fiscal quarters then ended, in each case, on a consolidated basis for GCII, Holdings and their respective Subsidiaries, the ratio of Funded Indebtedness as of such Calculation Date to the Operating Cash Flow for such period.

         "Type" refers to the distinction (a) between Loans bearing interest at the Base Rate and Loans bearing interest at the Eurodollar Rate, (b) among the Revolving Loans, the Letter of Credit Loans and the Term Loans or (c) between the Revolving Commitment and the Letter of Credit Commitment.

         "Undersea Cable" means all that property, and those interests in property, described in Schedule 15.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

         "Unused Revolving Commitment" shall mean, with respect to any Lender at any time, an amount equal to (a) such Lender's Revolving Commitment at such time minus (b) the sum (without duplication) of (i) the aggregate principal amount of all Revolving Loans and Letter of Credit Loans made by such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Loans made by the Issuing Bank pursuant to Section 2.2(f)(ii) and outstanding at such time and (c) the aggregate principal amount of the Swingline Loans then outstanding.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     Section 1.2. Defined Agreements as Modified.

         Each definition of an agreement or instrument in this Article 1 shall include such agreement or instrument as amended, modified, renewed or restated from time to time in accordance herewith.

     Section 1.3. Computation of Time Periods; Other Definitional Provisions.

         In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. All notices shall be required to be in writing. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) and reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (c) the words "herein", "hereof" and hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible, moveable and immoveable, and intangible assets and properties, including cash, securities, accounts and contract rights, (f) all financial statements and other financial information provided by the Borrowers to the Administrative Agent or any Lender shall be provided with reference to dollars,
(g) all references to "$" or "dollars" or to amounts of money shall, unless otherwise expressly provided, be deemed to be references to the lawful currency of the United States of America, and (h) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrowers and the Administrative Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

     Section 1.4. Accounting Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect from time to time consistently applied ("GAAP").

                                   ARTICLE 2.
                           Loans and Letters of Credit

     Section 2.1. The Loans and the Letters of Credit.

         (a) The Revolving Loans. The Revolving Lenders agree, severally in accordance with their respective Revolving Commitments and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrowers, on and after the Agreement Date and prior to the Maturity Date, amounts requested by the Borrowers which, in the aggregate, do not exceed at any time the aggregate Revolving Commitments; provided that no Loan may be made at any time under this Section 2.1(a) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time. Loans under the Revolving Commitment may be repaid and reborrowed as provided in Section 2.2 hereof. The aggregate amount of any borrowing of a Loan (other than a Letter of Credit Loan) that is a Base Rate Revolving Loan or a Eurodollar Revolving Loan shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000.

         (b) The Term Loans. The Term Lenders agree, severally in accordance with their respective Term Commitments as set forth on Schedule 4-B hereof and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers, on the Agreement Date, an initial aggregate amount equal to $160,000,000. After the Agreement Date, the Term Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.2 hereof. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed. The aggregate amount of any borrowing of a Loan (other than a Letter of Credit Loan) that is a Base Rate Term Loan or a Eurodollar Term Loan shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

         (c) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause any Affiliate that is a commercial bank to issue on its behalf) standby letters of credit (together with the letters of credit identified on Schedule 2.1(c) hereof, including any replacement or renewals thereof, the "Letters of Credit") in Dollars for the account of the Borrowers or any of their Subsidiaries from time to time on any Business Day during the period from the Agreement Date until 5 days before the Maturity Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the aggregate Unused Revolving Commitments as of the date of issuance thereof. No Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance thereof, or (ii) five (5) days before the Maturity Date, but may by its terms be renewable annually upon written notice (a "Notice of Renewal") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least ten Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article 3 unless the Issuing Bank has notified the Borrowers' Agent (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 5 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "Notice of Termination"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date
(after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 5 days before the Maturity Date. If either a Notice of Renewal is not given by the Borrowers or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Commitment, and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.1(c), repay any Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.2(f) and request the issuance of additional Letters of Credit under this Section 2.1(c). The Borrowers shall be liable for all obligations in respect of each Letter of Credit issued for the account of any of their Subsidiaries, including, without limitation, the obligations to repay any Letter of Credit Loan in respect thereof under Section 2.4(c).

         (d) Swingline Loans.

                  (i) The Swingline Lender is authorized by the Lenders and shall, subject to the provisions of this Section, make the Swingline Loans up to the Swingline Loan Ceiling in the aggregate outstanding at any time, consisting only of Base Rate Revolving Loans, upon receipt of the Request for Loan (in accordance with Section 2.2(b)) by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., New York City time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Lenders under Section 2.1(e) below.

                  (ii) Swingline Loans may be made only for administrative convenience, and the Swingline Lender shall, at the Borrowers' request, make Swingline Loans in reliance upon the Borrowers' actual or deemed representations under Section 4.2, that the applicable conditions for borrowing are satisfied. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Borrowers shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a "Noncompliance Notice"), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Majority Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans until such conditions can be satisfied or waived in accordance with Section 11.12. Unless the Majority Lenders so direct the Swingline Lender, the Swingline Lender may, in its discretion, but shall not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders (each, a "Discretionary Swingline Loan"). Notwithstanding the foregoing, no Discretionary Swingline Loan shall be made pursuant to this subsection (ii) if the aggregate amount of all Swingline Loans then outstanding would exceed the Swingline Loan Ceiling.

         (e) Settlements of Swingline Loans. The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Base Rate Revolving Loan) in an aggregate amount equal to the then outstanding amount of any Swingline Loan. Upon such request, each

Lender shall make available to the Administrative Agent the proceeds of such Lender's Pro-Rata Share of such Revolving Loan for the account of the Swingline Lender. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made such transfer to the Administrative Agent of its Pro-Rata Share of such Revolving Loan, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Rate.

     Section 2.2. Manner of Borrowing and Disbursement.

         (a) Choice of Interest Rate, Etc.

                  (i) Any Loan under the Revolving Commitment or made as a Term Loan shall, at the option of the Borrowers, bear interest as a Base Rate Option Loan, or, subject to Section 2.2(a)(ii) and Article 10 hereof, as a Eurodollar Option Loan. Any notice given to the Administrative Agent in connection with a requested Loan hereunder shall be given to the Administrative Agent prior to 1:00 p.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (ii) (A) On the date on which the aggregate unpaid principal amount of any Eurodollar Revolving Loan or Eurodollar Term Loan shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000 or $5,000,000, respectively, such Eurodollar Option Loan shall either (x) automatically, on the last day of the then existing Interest Period therefor, be
(1) reborrowed as a Base Rate Revolving Loan, in the case of any Eurodollar Revolving Loan, or (2) continued as a Base Rate Term Loan, in the case of any Eurodollar Term Loan or (y) be prepaid in full accordance with Section 2.6(a) hereof.

                           (B) If the Borrowers shall fail to select the
duration of any Interest Period for any Eurodollar Revolving Loan or Eurodollar Term Loan in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrowers' Agent and the Lenders which have made such Eurodollar Option Loan, whereupon each such Eurodollar Option Loan shall automatically, on the last day of the then existing Interest Period therefor, be (1) reborrowed as Eurodollar Revolving Loan with an Interest Period of one month, in the case of a Eurodollar Revolving Loan, or (2) continued as a Base Rate Term Loan, in the case of a Eurodollar Term Loan.

                           (C) Upon the occurrence and during the continuance of
any Default, (1) each then outstanding Eurodollar Option Loan will automatically, on the last day of the then existing Interest Period therefor, be
(i) reborrowed as a Base Rate Revolving Loan, in the case of a Eurodollar Revolving Loan, or (ii) continued as a Base Rate Term Loan, in the case of a Eurodollar Term Loan, and (2) the obligation of the Lenders to make any Eurodollar Revolving Loan or continue any Eurodollar Term Loan shall be suspended.

         (b) Base Rate Option Loans.

                  (i) Initial Request for Loan. The Borrowers shall give the Administrative Agent in the case of Base Rate Option Loans irrevocable written notice in the form of a Request for Loan, or telephonic notice followed immediately by a Request for Loan, prior to 1:00 p.m., New York time, on the Business Day on which such Base Rate Option Loan is requested; provided, however, that the Borrowers' failure to confirm any telephonic notice with a Request for Loan shall not invalidate any notice so given.

                  (ii) Repayments and Reborrowings of Base Rate Revolving Loans. Upon any Payment Date, the Borrowers will be deemed automatically to have elected to re-borrow the then outstanding amount of any Base Rate Revolving Loan as a new Base Rate Revolving Loan unless upon at least one (1), with respect to item (B) of this sentence, or three (3), with respect to item (A) of this sentence, Business Days' irrevocable prior written notice to the Administrative Agent, the Borrowers provide notice of their decision to repay or prepay a Base Rate Revolving Loan and (A) reborrow all or a portion of the principal thereof as one or more Eurodollar Revolving Loans for the Interest Period(s) selected or
(B) not reborrow all or any portion of such Base Rate Revolving Loan at that time.

                  (iii) Continuations of Base Rate Term Loans. Upon at least one
(1), with respect to items (B) and (C) of this sentence, or three (3), with respect to item (A) of this sentence, Business Days' irrevocable prior written notice to the Administrative Agent, the Borrowers shall specify whether all or a portion of each Base Rate Term Loan outstanding on the related Payment Date (A) is to be continued in whole or in part as one or more Eurodollar Term Loans for the Interest Period(s) selected (B) is to be continued in whole or in part as one or more Base Rate Term Loans or (C) is to be repaid and not reborrowed.

         (c) Eurodollar Option Loans.

                  (i) Initial Loans. The Borrowers shall give the Administrative Agent in the case of any initial Eurodollar Option Loan at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Loan or Request for Term Loan Eurodollar Basis, or telephonic notice followed immediately by a Request for Loan or Request for Term Loan Eurodollar Basis; provided, however, that the Borrowers' failure to confirm any telephonic notice with a Request for Loan or Request for Term Loan Eurodollar Basis shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the applicable Eurodollar Basis and shall notify the Borrowers' Agent of such Eurodollar Basis. The Borrowers shall promptly notify the Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Loan; provided, however, that the Borrowers' failure to confirm any such telephonic notice in writing shall not invalidate any notice so given.

                  (ii) Repayments and Reborrowings of Eurodollar Revolving Loans. Upon at least one (1), with respect to items (B) and (C) of this sentence, or three (3), with respect to item (A) of this sentence, Business Days' irrevocable prior written notice to the Administrative Agent, the Borrowers shall specify whether all or a portion of each Eurodollar Revolving Loan outstanding on the related Payment Date (A) is to be repaid and then reborrowed in whole or in part as one or more Eurodollar Revolving Loans for the Interest Period(s) selected, (B) is to be repaid and then reborrowed in whole or in part as one or more Base Rate Revolving Loans, or (C) is to be repaid and not reborrowed at that time.

                  (iii) Continuations of Eurodollar Term Loans. Upon at least one (1), with respect to items (B) and (C) of this sentence, or three (3), with respect to item (A) of this sentence, Business Days' irrevocable prior written notice to the Administrative Agent, the Borrowers shall specify whether all or a portion of each Eurodollar Term Loan outstanding on the related Payment Date (A) is to be continued in whole or in part as one or more Eurodollar Term Loans for the Interest Period(s) selected, (B) is to be continued in whole or in part as a Base Rate Term Loan, or (C) is to be repaid and not reborrowed.

         (d) Notification of Lenders. Upon receipt of a Request for Loan, or a notice from the Borrowers with respect to a selection of an Interest Period for a Revolving Loan, or a notice from the Borrowers with respect to any outstanding Revolving Loan prior to the Payment Date for such Revolving Loan, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the related Revolving Loan. Each Lender shall, not later than 2:30 p.m. (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Account, or at such account as the Administrative Agent shall designate, the amount of its portion of any Revolving Loan which represents an additional borrowing hereunder in immediately available funds.

         (e) Disbursement.

                  (i) Prior to 5:00 p.m. (in the case of a Base Rate Revolving
Loan) or 2:00 p.m. (in the case of a Eurodollar Revolving Loan) (New York time) on the date of the making of a Revolving Loan hereunder, the Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 3 hereof, disburse the amounts made available to it by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrowers' instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrowers maintained with the Administrative Agent; provided, however, that the Administrative Agent shall first make the applicable portion of such funds equal to the aggregate principal amount of any Letter of Credit Loans made by the Issuing Bank and by any other Revolving Lender and outstanding on the date of such Revolving Loan, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Lender for repayment of such Letter of Credit Loans.

                  (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 2:30 p.m. (New York time) on the date of any Loan that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Loan, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Loan and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first three (3) days and thereafter at the Federal Funds Rate plus one percent (1%).

                  (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Loan for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers' Agent and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Loan shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Loan on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                  (iv) In the event that, at any time when the Borrowers are not in Default and have satisfied all applicable conditions set forth in Article 3 hereof, a Lender for any reason fails, refuses, or has given notice to the Administrative Agent and/or the Borrowers' Agent that it refuses, to fund its portion of a Loan or, in accordance with clause (f)(ii) below, a disbursed amount (a "Defaulting Lender"), then, until such time as such Defaulting Lender has funded its portion of such Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Loan, such Defaulting Lender shall not have the right (i) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's Unused Revolving Commitment and interest in any Loans or Letters of Credit shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder or (ii) to receive payments of (A) principal, interest or fees from the Borrowers in respect of its unfunded portion of Loans, (B) any commitment fee in respect of its Revolving Commitment or (C) any portion of Letter of Credit fees or interests or amounts in respect of any Letter of Credit Loans. In addition to the foregoing, and notwithstanding Section 2.1(c), if any Lender shall become a Defaulting Lender, the Letter of Credit Commitment shall be reduced by an amount equal to such Defaulting Lender's Pro Rata Share of the Letter of Credit Commitment unless and until arrangements reasonably satisfactory to the Issuing Bank have been entered into (the Issuing Bank having made a good faith effort to enter into such arrangements) to eliminate the Issuing Bank's risk with respect to the Defaulting Lender's Pro Rata Share of the Letters of Credit Commitment, including cash collateralizing the Issuing Bank's Letter of Credit Commitment with respect to such Defaulting Lender's Pro Rata Share.

The provisions of this Section 2.2(e)(iv) are not in lieu of any other claim the Borrowers may have against such Defaulting Lender.

         (f) Issuance of and Drawings and Reimbursement Under Letters of Credit.

                  (i) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 p.m. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrowers to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier or electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit (which amount shall not be less than $100,000), (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrowers for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion (y) as of the requested date of issuance, the requirements of
Section 2.1(c) hereof have been satisfied as to such Letter of Credit, and (z) the Issuing Bank shall not have received notice of any continuing Default or Event of Default by any of the Loan Parties, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrowers at its office referred to in Section
11.1 or as otherwise agreed with the Borrowers in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (ii) Participations. Upon the issuance of a Letter of Credit by the Issuing Bank, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrowers forthwith on the date due as provided in Section 2.4(c) (or which has been so reimbursed but must be returned or restored by the Issuing Bank because of the occurrence of an event specified in Section 8.1(f) or (g) or otherwise) by making available to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.2(f)(ii) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to
Section 2.4(c) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (iii) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Loan, which shall be a Base Rate Option Loan, in the amount of such draft.

                  (iv) Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Bank and the Borrowers when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

                  (v) Failure to Make Letter of Credit Loans. The failure of any Lender to make the Letter of Credit Loan to be made by it on the date specified in Section 2.4(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Loan to be made by such other Lender on such date.

         (g) Incremental Facility.

                  (i) Subject to the conditions set forth below, at any time and from time to time prior to the Maturity Date applicable to Revolving Loans, Borrowers shall have the right, in consultation with the Administrative Agent (but without the consent of any individual Lender), and upon not less than thirty (30) days' prior written notice (a "Request for Incremental Loan") to the Administrative Agent, to increase the aggregate Commitment as of the Agreement Date, provided that the aggregate amount of all such increases shall not exceed $100,000,000, (individually an "Incremental Loan", and collectively the "Incremental Loans") subject to the receipt by the Administrative Agent of written commitments totaling such requested increased amount of any Incremental Loan from one or more existing Lenders and/or one or more banks or financial institutions approved in writing by the Administrative Agent (such existing Lenders and other banks or financial institutions, the "Incremental Lenders"). Each Request for Incremental Loan must specify the Type (as set forth in clause
(a) and (b) of the definition thereof) of Loan being requested and the total requested increased amount, provided that each such request for an Incremental Loan shall be in a principal amount of not less than $10,000,000. Each Incremental Loan shall be pari passu in right of payment with all other existing Obligations. If the applicable interest rate relating to any Incremental Loan exceeds the applicable interest rate relating to the same Type (as set forth in clause (a) and (b) of the definition thereof) of existing Loans, the interest rate relating to such existing Loans will be adjusted to equal the interest rate applicable to such Incremental Loan.

                  (ii) The Administrative Agent shall have no obligation to arrange, find or locate any Lender or new bank or financial institution to participate in any unsubscribed portion of any Incremental Loan by the Borrowers. No existing Lender shall be obligated to make an Incremental Loan unless and until it commits to do so in writing in its sole discretion. An existing Lender shall not have the right to decrease its existing commitments as a result of any Request for Incremental Loan or the funding of any Incremental Loan.

                  (iii) The following terms and conditions shall apply to each increase in the Commitment pursuant to this ss. 2.2(g):

                  (a) such increase in the Commitment pursuant to this ss. 2.2(g) (and any Incremental Loans made thereunder) shall constitute Obligations of the Borrowers;

                  (b) Borrowers shall, upon the request of any Incremental Lender, execute such Notes as are necessary to evidence the amount(s) funded by such Incremental Lender;

                  (c) no Default or Event of Default shall have occurred and be continuing as of the date of funding of any Incremental Loan or after giving effect to such increase in the Commitment pursuant to this ss. 2.2(g);

                  (d) the representations and warranties made by Borrowers in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date any Incremental Loan is funded with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date); and

                  (e) the Administrative Agent shall have received a resolution duly adopted by the board of directors of each Borrower authorizing each such Incremental Loan and the related increase in the Commitment pursuant to this ss. 2.2(g).

     Section 2.3. Interest.

         (a) On Base Rate Option Loans. Interest on each Base Rate Option Loan shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Base Rate Option Loan, in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date. Interest on Base Rate Option Loans then outstanding shall also be due and payable on the Maturity Date with respect to Revolving Loans and Term Loans.

         (b) On Eurodollar Option Loans. Interest on each Eurodollar Option Loan shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Eurodollar Option Loan, in arrears on the applicable Payment Date for the period through the day immediately preceding such Payment Date, and, in addition, if the Interest Period for a Eurodollar Option Loan exceeds three (3) months, interest on such Eurodollar Option Loan shall also be due and payable in arrears on every three-month anniversary of the first day of such Interest Period. Interest on Eurodollar Option Loans then outstanding shall also be due and payable on the respective Maturity Date with respect to such Revolving Loans or Term Loans.

         (c) Interest Upon Default. Immediately upon the occurrence of an Event of Default hereunder, and during the continuation thereof, the outstanding principal balance of the Loans, together with accrued and unpaid interest and other unpaid sums, shall bear interest at the Default Rate. Such interest shall be payable on demand and shall accrue until the earliest of (a) waiver (by the Lenders required under Section 11.12 hereof to effect the waiver) of the applicable Event of Default, or (b) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations.

         (d) Eurodollar Option Loans. At no time may the number of outstanding Eurodollar Option Loans exceed eight (8).

         (e) Applicable Margin. With respect to any Loan hereunder, from and after the Agreement Date, and until the day prior to the First Adjustment Date, the Applicable Margin with respect to any Base Rate Option Loans shall be zero
(0) basis points and the Applicable Margin with respect to any Eurodollar Option Loan shall be one-hundred and fifty (150) basis points and, on and after the First Adjustment Date, the Applicable Margin shall be, with respect to both Base Rate Option Loans and Eurodollar Option Loans, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

                                     Applicable Margin for    Applicable Margin for Eurodollar Loans
  Level      Total Leverage Ratio       Base Rate Loans       Revolving Loans          Term Loans
--------------------------------------------------------------------------------------------------------
                    >
    I               = 3.75                   25 bps               175 bps               150 bps

              >
   II         = 3.25 but < 3.75              0 bps                150 bps               150 bps

              >
   III        = 2.75 but < 3.25              0 bps                125 bps               150 bps

   IV               < 2.75                   0 bps                100 bps               150 bps

--------------------------------------------------------------------------------------------------------

                  (i) Adjustments to the respective Applicable Margins, if any shall be implemented quarterly on a prospective basis, for each complete calendar month commencing after the required date of delivery to the Administrative Agent of (i) the applicable financial statements required by
Section 6.1 or Section 6.2, as the case may be, of this Agreement and (ii) the Compliance Certificate required by Section 6.3 of this Agreement, evidencing the basis for an adjustment thereto. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, such reduction shall be deferred until the first day of the first calendar month following the date, if any, on which such Event of Default is waived in writing or cured.

     Section 2.4. Repayment.

         (a) Any unpaid principal and interest of the Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full on the applicable Maturity Date.

         (b) (i) Commencing September 30, 2005 and at the end of each calendar quarter for the next 23 calendar quarters, the outstanding principal balance of the Term Loans shall be repaid in an amount equal to the product of the outstanding principal balance of the Term Loans as of the close of business on August 31, 2005 multiplied by the percentage set forth in the table below as of the applicable calendar quarter end.

                  (ii) Commencing on the last day of the first calendar quarter following the issuance of any Incremental Term Loan, and at the end of each calendar quarter thereafter through and including June 30, 2011, the outstanding principal balance of any Incremental Term Loan shall be repaid in an amount, subject to Section 2.6(b), equal to the product of the outstanding principal balance of the Incremental Term Loan as of the end of such quarter multiplied by the percentage set forth in the table below as of the applicable calendar quarter end.

                                           Percentage of Term Loans      Percentage of Incremental Term
                                           Outstanding as of the close   Loans Outstanding, if any, as
      Calendar                             of business on August 31,     of the end of each designated
      Quarter Ending During the Period     2005 to be Reduced Each       Quarter to be reduced at the
      ------------------------------------ ----------------------------- --------------------------------
      September 30, 2005 through and       0.25%                         0.25%
      including June 30, 2011

On both December 31, 2011 and on August 31, 2012, the outstanding principal balance of the Term Loans, if any, shall be repaid on each date in an amount equal to the product of outstanding principal balance of the Term Loans as of the close of business on August 31, 2005 multiplied by 47.00%. In addition on December 30, 2011, 50% of the then outstanding principal balance of all Incremental Term Loans, if any, shall be repaid. The remaining principal balance of all Incremental Term Loans, if any, shall be repaid on August 31, 2012.

Notwithstanding anything to the contrary in this Section 2.4(b), any unpaid principal and interest of the Term Loans shall be due and payable in full on the applicable Maturity Date.

         (c) Letter of Credit Loans.

                  (i) The Borrowers shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Lender that has made a Letter of Credit Loan, the outstanding principal amount of each Letter of Credit Loan made by each of them, on the earlier of (1) on the Business Day when such Letter of Credit Loan is made, if made on or prior to 1:00 p.m. (New York time), or the succeeding Business Day, if made after 1:00 p.m. (New York time), and (2) the Maturity Date applicable to Revolving Loans.

                  (ii) The obligations of the Borrowers and the Revolving Lenders with respect to Letters of Credit under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (1) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                           (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (3) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (4) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (5) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit provided that such draft, certificate or other document complies in all material respects with such terms; or

                           (6) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of the L/C Related Documents.

     Section 2.5. Fees.

         (a) Fees Payable. The Borrowers agree to pay all fees as are due in connection herewith and are otherwise mutually agreed upon between the Borrowers and the Administrative Agent.

         (b) Commitment Fee. The Borrowers agree to pay to the Administrative Agent, for the benefit of each of the Revolving Lenders in accordance with their respective Revolving Commitments, a per annum commitment fee equal to .375% on the average daily Unused Revolving Commitments, for each day from the Agreement Date until the Maturity Date applicable to Revolving Loans.

Such commitment fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing September 30, 2005, and on the Maturity Date, shall be fully earned when due, and shall be non-refundable when paid.

         (c) Letter of Credit Fees.

                  (i) The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender a commission on such Revolving Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Option Loans under the Revolving Commitments in effect from time to time, if any, payable in arrears quarterly on the last Business Day of each calendar quarter, commencing September 30, 2005, and on the Maturity Date and thereafter from time to time on demand, shall be fully earned when due, and shall be non-refundable when paid.

                  (ii) The Borrowers shall pay to the Issuing Bank, for its own account, a letter of credit fronting fee in respect of each outstanding Letter of Credit, payable in arrears quarterly on the last Business Day of each calendar quarter and on the Maturity Date, of such Letter of Credit, computed at 0.25% per annum of the Available Amount of such Letter of Credit, and shall also pay to the Issuing Bank customary commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance, administration, amendment, payment, and negotiation of each Letter of Credit. Letter of Credit commissions shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.6. Optional Prepayments, Application of Prepayments and Commitment Reduction.

         (a) Optional Prepayment of Loans. The principal amount of any Base Rate Option Loan may be prepaid in full or in part at any time, without penalty or premium and without regard to the Payment Date for such Loan, upon prior written notice to the Administrative Agent of such prepayment on or prior to 1:00 pm (New York time) on any Business Day. Eurodollar Option Loans may be prepaid prior to the due date thereof, upon not less than three (3) Business Days' prior written notice to the Administrative Agent. Partial prepayments shall be in a principal amount of not less than $1,000,000 and in an integral multiple of $500,000. A notice of prepayment shall be irrevocable.

         (b) Application of Prepayment. Each prepayment of the Term Loans shall be applied to the then-remaining principal repayment installments of the Term Facility on a pro rata basis. Any prepayment of Revolving Loans shall be applied
(A) first, to prepayment of the Letter of Credit Loans then outstanding until such Loans are paid in full, (B) second, to prepayment of Revolving Loans then outstanding until such Loans are paid in full and (C) third, to be deposited in the L/C Collateral Account to cash collateralize the aggregate Available Amount of the Letters of Credit then outstanding. Any prepayment of the Term Facility may not be reborrowed. Any prepayment of Revolving Loans pursuant to this
Section 2.6 shall not reduce the Revolving Commitment. The prepayment of any principal amount of Loans shall be made with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and the Borrowers shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by any Lender Party or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Any prepayment under this Agreement shall not affect any Borrower's obligation to continue making payments under any Secured Hedge Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Secured Hedge Agreement.

         (c) Commitment Reduction. At any time prior to the Maturity Date of the Revolving Loans, the Borrowers may, upon three (3) Business Days' prior written or facsimile notice to the Administrative Agent, permanently reduce the Revolving Commitments by the minimum aggregate amount of $5,000,000; provided, however that the Revolving Commitments may not be reduced to an amount less than the aggregate principal amount of all Revolving Loans then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding plus the aggregate principal amount of all Swingline Loans then outstanding. Any reduction of the Revolving Commitments pursuant to this Section 2.6(c) shall be made among the Lenders ratably in accordance with their respective Revolving Commitments. Simultaneously with each such reduction of the Revolving Commitments, the Borrowers shall pay to the Administrative Agent for the benefit of each Lender all accrued and unpaid commitment fees on the amount of the Revolving Commitments so reduced through the date of such reduction.

     Section 2.7. Mandatory Prepayments.

         (a) In addition to the scheduled repayment provided in Section 2.4, to the extent provided in Section 5.5(e), the Borrowers shall prepay the Loans with the Net Proceeds of any casualty loss or condemnation received by any Loan Party which proceeds are not applied to the repair or replacement of the affected assets within one (1) year after the date of receipt of such Net Proceeds;

         (b) In addition to the scheduled repayment provided in Section 2.4, the Borrowers shall prepay the Loans in an amount equal to 100% of the Net Proceeds in excess of $1,000,000 from any sales of assets other than Excluded Asset Sales or any net cash proceeds received from any sale of receivables pursuant to
Section 7.18 hereof; provided that no prepayment shall be required to the extent such Net Proceeds (x) result from sales in the ordinary course of business, (y) result from sales or dispositions to any Loan Party or (z) are reinvested in the purchase of assets to be used in the Permitted Business so long as no Event of Default shall have occurred and be continuing;

         (c) In addition to the scheduled repayment provided in Section 2.4, the Borrowers shall prepay the Loans in an amount equal to 100% of the Net Proceeds from any Capital Stock issued after the Agreement Date by the Borrowers other than to another Loan Party or GCII; and

         (d) Any prepayment pursuant to this Section 2.7 shall be made in the manner set forth in Section 2.6(b).

     Section 2.8. Evidence of Debt.

         (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. Upon the request of any Lender, Notes shall be issued by the Borrowers and payable to the order of such Lender reflecting such Lender's Revolving Commitment and Term Loans. The Notes issued by the Borrowers to the Lenders shall be duly executed and delivered by one or more Authorized Signatories. Upon the request of the Swingline Lender, the Revolving Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Agreement Date, payable to the order of Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

         (b) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender Party resulting from each Loan owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder.

         (c) The Register maintained by the Administrative Agent pursuant to
Section 11.5(c) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Loan made hereunder, the Type of such Loan and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender Party's share thereof.

         (d) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.8(c) above, and by each Lender Party in its account or accounts pursuant to Section 2.8(b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this

Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

     Section 2.9. Manner of Payment.

         (a) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lender Parties, the Administrative Agent or any of them under this Agreement shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Account, for the account of the Lender Parties, or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds without set-off or counterclaim. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender Party, the Administrative Agent will promptly thereafter (and, if such amount is received before 2:00 p.m. (New York time), on the same day) distribute the amount so received in like funds to such Lender Party. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lender Parties accordingly. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.5(c), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrowers agree to pay principal, interest, fees and all other Obligations due hereunder, or in connection herewith under any Notes, or under the other Loan Documents without set-off or counterclaim or any deduction whatsoever (other than any deductions or withholdings required by law on account of Taxes).

         (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrowers are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority:

                  (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as the Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

                  (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank (solely in its capacity as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank on such date;

                  (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                  (iv) fourth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrowers under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (v) fifth, ratably to the payment of the principal amount of all of the outstanding Loans that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date and amounts payable under Secured Hedge Agreements with Lenders and/or their Affiliates (or Persons that were Lenders or Affiliates of Lenders at the time any such Secured Hedge Agreement was entered into); and

                  (vi) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lender Parties on such date.

         (d) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, in the case of the Term Loans, elect to distribute such funds for application to such principal repayment installments thereof, as the Administrative Agent shall direct, and in other cases, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's pro rata share of the sum of (i) the aggregate principal amount of the Loans outstanding at such time and (ii) the aggregate

Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender Party.

         (e) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Option Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (f) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender Party hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.10. Reimbursement.

         (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrowers to borrow any Eurodollar Option Loan after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrowers election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) payment of any Eurodollar Option Loan prior to the last day of the Interest Period for such Loan in whole or in part pursuant to
Section 2.2(a)(ii), 2.6, 2.7 or 10.2, acceleration of the maturity of the Loans pursuant to Section 8.2 or for any other reason, the Borrowers agree to pay to such Lender, upon demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing pursuant to Section 2.10(b) hereof, and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct.

         (b) Losses subject to reimbursement hereunder shall be (i) any loss incurred by any Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (1) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Option Loan for the remainder of its Interest Period, over (2) the interest earned (or to be earned) by such Lender upon the re-lending or other redeployment of the amount of such Eurodollar Option Loan for the remainder of its putative Interest Period or (ii) any other out-of-pocket expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be.

     Section 2.11. Pro Rata Treatment.

         (a) Loans. Each Loan from the Lenders shall be made pro rata (i) on the basis of the respective Revolving Commitments of the Revolving Lenders as set forth on Schedule 4-A with respect to Loans made under the Revolving Commitment, and (ii) on the basis of the respective Term Commitments of the Term Lenders as set forth on Schedule 4-B hereof with respect to Term Loans.

         (b) Payments. Except as specifically provided in Section 2.2(e)(iv) or
Article 10 hereof or elsewhere in this Agreement, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loans made by it in excess of its ratable share of such Loans, such Lender shall forthwith purchase from the other Lenders such interests (whether by purchasing a participation or by assignment) in the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery; provided further, however, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender in respect of any Type of Loans shall be shared on a pro rata basis only with other Lenders to which Loans of such Type are owing. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     Section 2.12. Capital Adequacy. If, after the date hereof, the adoption or effectiveness of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change or effectiveness in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration or effectiveness thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender Party with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender Party's capital, as a consequence of its obligations hereunder with respect to the Loans, such Lender Party's Revolving Commitment or its obligations to issue or participate in any Letter of Credit hereunder, to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender Party's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender Party's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender Party to be material, then such Lender Party shall promptly notify the Borrowers' Agent of such adoption, compliance, or change. Upon demand by such Lender Party, the Borrowers shall promptly pay to such Lender Party such additional amounts as shall be sufficient to compensate such Lender Party for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Default Rate. A certificate of such Lender Party setting forth the amount to be paid to such Lender Party by the Borrowers as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

     Section 2.13. Taxes.

         (a) Subject to the exclusions and limitations of this Section 2.13 and subject to the Lender's compliance with Section 2.13(f), any and all payments by the Borrowers hereunder or under the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings ("Taxes") imposed or assessed on payments made under this Agreement or the other Loan Documents by the United States of America or any political subdivisions thereof or therein or any other jurisdiction from or through which any payments are made under any Loan Documents, and all liabilities with respect hereto or thereto (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender, franchise taxes, or any other similar taxes assessed pursuant to the laws of the jurisdiction in which such Lender is organized, the jurisdiction in which the principal office or applicable lending office of such Lender is located or any jurisdiction in which the Lender is engaged in a trade or business or any subdivision thereof or therein) (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Covered Taxes").

         If the Borrowers shall be required by law to withhold or deduct any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings on account of Covered Taxes (including deductions applicable to additional sums payable under this Section 2.13(a)) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings of Covered Taxes been made, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall pay the full amount of Covered Taxes deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, the Borrowers shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction (or the political subdivision or taxing authority of any jurisdiction) in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.

         (b) In addition, the Borrowers agree to pay any present or future recordation, transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by the United States of America or any political subdivision thereof or any other jurisdiction from or through which any payments under any of the Loan Documents are made that arise from the execution, delivery, registration of, performance under, or enforcement of, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Without duplication of its obligation to pay increased amounts on account of Covered Taxes and Other Taxes pursuant to Sections 2.13(a) and (b) respectively, the Borrowers shall indemnify each Lender for the full amount of Covered Taxes and Other Taxes (including, without limitation, any Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally asserted. Such Lender shall promptly give written notice to the Borrowers' Agent, after such Lender has actual knowledge of the imposition of any Covered Taxes or Other Taxes. Payment by the Borrowers pursuant to this indemnification shall be made within thirty (30) days from the date such Lender (as the case may be) makes written demand therefor (submitted through the Administrative Agent). A Lender's failure to provide notice to the Borrowers' Agent shall not relieve the Borrowers of any of its obligations under this Section 2.13. Notwithstanding the foregoing, where notice is not given within one hundred twenty (120) days after the Lender receives written notice of the assertion of taxes and the Borrowers do not otherwise have notice of such assertion, no indemnification shall be required for penalties, additions to tax, expenses, and interest accruing on such Covered Taxes or Other Taxes prior to the date that is 120 days before the date such notice was actually received by the Borrowers.

         (d) Within thirty (30) days after the date of any payment of Covered Taxes or Other Taxes by the Borrowers, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 11.1 hereof, the original or a certified copy of a receipt evidencing payment thereof. The Borrowers shall compensate each Lender to the extent that such Lender is required to pay any Covered Taxes or Other Taxes as a result of any failure by the Borrowers to so furnish such copy of such receipt.

         (e) The agreements and obligations of the Borrowers contained in this
Section 2.13 shall survive the indefeasible payment in full of the Obligations.

         (f) Notwithstanding any provision to the contrary in this Agreement, on the date a Person becomes a Lender hereunder, such Person agrees that, to the extent that such Person is at such time legally entitled to do so, and at such other times as reasonably requested by the Borrowers or the Administrative Agent in writing, such Person must provide to the Borrowers' Agent and the Administrative Agent two, properly completed and duly executed originals of each of the following, as applicable: (i) Form W-8ECI (in the case of a non-U.S. Person claiming exemption from withholding because the income is effectively connected with a U.S. trade or business), (ii) Form W-8BEN (in the case of a non-U.S. Person claiming exemption from, or reduction of, withholding tax under an income tax treaty or under the portfolio interest exemption), (iii) with respect to any interest in this Agreement in which a participation has been sold, a Form W-8IMY along with accompanying Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption), (iv) any other applicable form, certificate or document necessary to establish such non-U.S. Person's entitlement to exemption from United States withholding tax or reduced rate with respect to all payments to be made to such non-U.S. Person under this Agreement, or (v) in the case of any other Person, Form W-9 (claiming exemption from backup withholding tax), or any successor forms. Each Lender agrees that from time to time after the Agreement Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will, to the extent that such Lender is at such time legally entitled to do so, deliver to the Borrowers' Agent and the Administrative Agent two new accurate and complete original signed copies of the applicable certification form. If any form or document referred to in this
Section 2.13(f) requires the disclosure of information that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers' Agent and shall not be obligated to include in such form or document such confidential information. Notwithstanding anything to the contrary in this Section 2.13, a Lender shall only be entitled to payment on account of or indemnification for Taxes or Other Taxes imposed by the United States of America (including any political subdivision thereof or therein) if there is a subsequent change of applicable treaty, law or regulation after the Agreement Date and such Lender provides the appropriate documentation outlined above certifying as to such non-U.S. Lender's entitlement to an exemption from United States withholding tax or reduced rate with respect to all payments to be made to such non-U.S. Lender under this Agreement. Each Lender Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, Taxes or Other Taxes and will not be otherwise disadvantageous to such Lender Party.

     Section 2.14. Borrowers' Agent. Each of the Borrowers other than Holdings hereby appoints Holdings, and Holdings shall act under this Agreement, as the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Administrative Agent or any Lender. The Administrative Agent, the Issuing Bank and the Lenders may rely, and shall be fully protected in relying, on any notice or communication of any kind received from Borrowers' Agent in respect of any notice or other communication of any kind that shall or may be given hereunder by any or all of the Borrowers, including without limitation notices of borrowing, notices of conversion or continuation, requests for Letters of Credit, disbursement instructions, reports, information or any other notice or communication made or given by Holdings, whether in its own name, as Borrowers' Agent, on behalf of any other Borrower or on behalf of the "Borrowers", and neither the Administrative Agent nor the Issuing Bank nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, or other communication, nor shall the joint and several character of the Borrowers' obligations hereunder be affected, provided, that the provisions of this Section 2.14 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a "Borrower" hereunder.

     Section 2.15. Joint and Several Liability.

         (a) Joint and Several Liability. All Loans made to the Borrowers and all of the other Obligations including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally, liable for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent, the Issuing Bank and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and issuing Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by applicable law (provided such Obligation shall not be extinguished by any such prohibition).

         (b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent, the Issuing Bank or any Lender from any of the Borrowers or any Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement except to the extent of any such payment, which shall remain liable for the Obligations until the Obligations are paid in full and the Commitment is terminated.

     Section 2.16. Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Issuing Bank or any Lender with respect thereto, unless such payment is then prohibited by Applicable Law (provided such Obligation shall not be extinguished by any such prohibition.) All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity of enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or (e) any other circumstance which otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

     Section 2.17. Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in Section 2.15 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which

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
the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

     Section 2.18. Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(31) of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code"), Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section
2.18 shall be subordinate in right of payment to the prior payment in full of the Obligations.

                                   ARTICLE 3.
                              Conditions Precedent

     Section 3.1. Conditions Precedent to Initial Loans. The obligation of the Lenders to make the initial Loans or of the Issuing Bank to issue a Letter of Credit is subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent on or prior to August 31, 2005:

                  (i) the loan certificates of each Borrower, in substantially the form attached hereto as Exhibit L, including a certificate of incumbency with respect to each Authorized Signatory executing any Loan Document, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the certificate of incorporation or certificate of formation or organization of each Borrower (other than Alaska United Fiber System Partnership), certified to be true, complete and correct by the Secretary of State of Alaska, and a true, complete and correct copy of the Articles of Incorporation of each Borrower, (B) certificates of good standing for each Borrower (other than Alaska United Fiber System Partnership) issued by the Secretary of State or similar state official and by the franchise tax entity, if applicable, for each state in which such Borrower is required to qualify or has qualified to do business, (C) a true, complete and correct copy of the appropriate authorizing resolutions of each Borrower, authorizing such Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and (D) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests, or management of each Borrower;

                  (ii) duly executed Notes (to the extent requested by any Lenders) and duly executed counterparts of this Agreement;

                  (iii) duly executed Borrower Pledge Agreements, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgements by any pledged partnerships;

                  (iv) duly executed Security Agreement, together with proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                  (v) the GCII Guaranty;

                  (vi) the GCII Pledge Agreement, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgments;

                  (vii) the Amended and Restated Deeds of Trust;

                  (viii) all effective financing statements filed in the jurisdictions referred to in clause (iv) above that name the Borrowers or any Subsidiary as debtor, together with copies of such other financing statements;

                  (ix) evidence that all other recordings and filings of or with respect to each Security Document shall have been completed and that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and

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
protect the first priority liens and security interests created under the Security Documents shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements) and the Administrative Agent shall have received such assurances, including, without limitation, opinions of counsel, as the Administrative Agent may deem appropriate to establish the Loan Parties' title to, and the due creation and perfection of the Administrative Agent's liens on and security interests in, the Collateral and the absence of any unpermitted liens on or interests in the Collateral, in form and substance satisfactory to the Administrative Agent;

                  (x) duly executed Amended and Restated Deeds of Trust;

                  (xi) copies of reasonably satisfactory insurance brokers' letters, binders or certificates covering the assets of the Borrowers and their Subsidiaries, and otherwise meeting and covering the requirements of Section 5.5 hereof;

                  (xii) legal opinions of (i) Sherman & Howard L.L.C., special counsel to the Borrowers, (ii) Hartig Rhodes Hoge & Lekisch, Alaska counsel to the Borrowers,(iii) Tina Pidgeon, special internal FCC counsel to the Borrowers and their Subsidiaries, and (iv) Mark Moderow, special Alaska regulatory counsel to the Borrowers and their Subsidiaries, each as counsel to the Borrowers and their Subsidiaries, addressed to each Lender and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and dated as of the Agreement Date;

                  (xiii) duly executed Request for Loan and (if applicable) Notice of Issuance and Request for Term Loan Eurodollar Basis, which Request for Loan shall include calculations demonstrating, as of the Agreement Date after giving effect to the borrowings hereunder on the Agreement Date, the Borrowers compliance with Section 2.2 and Section 7.5 hereof;

                  (xiv) duly executed Certificate of Financial Condition for Holdings and its Subsidiaries on a consolidated basis, which shall include a certification that no event has occurred which would reasonably be expected to have a Material Adverse Change since June 23, 2005;

                  (xv) a loan certificate from GCII, in substantially the form attached hereto as Exhibit M, including a certificate of incumbency with respect to each officer or partner authorized to execute Loan Documents on behalf of GCII, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the certificate or articles of incorporation of GCII or certificate of formation of GCII, as applicable, certified to be true, complete and correct by the Secretary of State from the jurisdiction of incorporation or of formation of GCII, (B) certificates of good standing for GCII issued by the Secretary of State or similar state official and by the franchise tax entity, if applicable, for each state in which GCII is organized or required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of GCII, and (D) a true, complete and correct copy of the respective resolutions of GCII authorizing it to execute, deliver and perform the Loan Documents to which it is a party;

                  (xvi) the Subordination Agreement duly executed by each of the Borrowers; and

                  (xvii) all such other documents as either the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

         (b) The Administrative Agent shall have received evidence reasonably satisfactory to it that all Necessary Authorizations, including all necessary consents to the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents to which it is a party and by the Subsidiaries and GCII of the Loan Documents to which they are parties, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation and the Administrative Agent shall have received a certificate of an Authorized Signatory so stating.

         (c) The Lenders, the Administrative Agent, and Hunton & Williams LLP, counsel to the Administrative Agent, shall receive payment of all fees and expenses due and payable on the Agreement Date in respect of the transactions contemplated hereby.

         (d) The Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to them that, after funding the initial Loans, the Borrowers and their Subsidiaries shall have no outstanding Indebtedness other than Permitted Debt.

         (e) The Administrative Agent shall have received a recent lien search in each relevant jurisdiction with respect to the Borrowers and each Guarantor, and such search shall reveal no liens on any of the outstanding shares issued by the Borrowers or any Guarantor and no liens on any of the assets of the Borrowers or any Guarantor, other than liens permitted by the Loan Documents or liens to be discharged on or prior to the Agreement Date pursuant to documentation satisfactory to the Administrative Agent.

         (f) Completion satisfactory to both the Administrative Agent and its counsel of the Administrative Agent's due diligence investigation with respect to the Borrowers and their Subsidiaries, including but not limited to completion of a review of the Borrowers accounting and financial information and any pending and threatened litigation that is satisfactory to the Administrative Agent.

         (g) All intercompany indebtedness of the Loan Parties and any indebtedness of a Loan Party to GCII shall have been subordinated to their respective obligations hereunder, on terms acceptable to the Administrative Agent.

     Section 3.2. Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (including the initial Loans hereunder but excluding
(w) settlement of a Swingline Loan pursuant to Section 2.1(e), (x) a Letter of Credit Loan made by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(f), (y) a conversion of all or a portion of a Loan from one Type to the other pursuant to Section 2.2(b) or Section 2.2(c), and (z) a reborrowing or continuation of all or a portion of a Loan of the same Type pursuant to Section 2.2(b) or Section 2.2(c)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew or extend a Letter of Credit, is subject to the further conditions precedent that on the date of such Loan or issuance or renewal, (a) the following statements shall be true (and each of the giving of the applicable Request for Loan, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrowers of the proceeds of such Loan or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrowers that both on the date of such notice and on the date of such Loan or issuance or renewal such statements are true):

                  (i) All of the representations and warranties of the Borrowers and the Subsidiaries under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the absence of material litigation), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Loan, shall be true and correct at such time in all material respects as if made at such time, both before and after giving effect to the application of the proceeds of such Loan, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties;

                  (ii) No Default has occurred and is continuing, or would result from such Loan or issuance or renewal or from the application of the proceeds therefrom;

                  (iii) With respect to any Loan relating to any Acquisition, Investment or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent shall have received such documents and instruments relating to such Acquisition, Investment, or formation of a new Subsidiary as are described in Section 5.12 hereof or otherwise required herein; and

                  (iv) There shall have occurred no event, and no litigation shall have been commenced (and no adverse development shall have occurred in existing litigation), which would reasonably be expected to have a Material Adverse Change;

                  (v) Each Loan Party is, both before and after giving effect to such Loan, Solvent;

(b) the Administrative Agent shall have received a duly executed Request for Loan or Notice of Issuance in accordance with the requirements hereof; and (c) each of the Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent may reasonably request.

                                   ARTICLE 4.
                         Representations and Warranties

     Section 4.1. Representations and Warranties. The Borrowers hereby agree, represent and warrant in favor of the Administrative Agent and each Lender that:

         (a) Organization; Ownership; Power; Qualification. Each Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation. Each Borrower has the corporate or partnership power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of each Borrower is a corporation, limited liability company, or a partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the state of its incorporation, organization or formation (as the case may be), and has the necessary power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Borrower and each of their Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction (other than their respective jurisdictions of incorporation, organization or formation) in which the character of their respective properties or the nature of their respective businesses makes such qualification or authorization prudent.

         (b) Authorization; Enforceability. Each Borrower has the power and has taken all necessary action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Borrower and is, and each of the other Loan Documents to which the Borrowers are party is, a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrowers), and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in the Loan Documents.

         (c) Subsidiaries; Authorization; Enforceability. The Borrowers' Subsidiaries, and all Investments of Borrowers and their direct and indirect ownership thereof are set forth as of the Agreement Date on Schedule 1 or
Schedule 7.18 attached hereto, and the Borrowers have the unrestricted right to vote the issued and outstanding shares of the corporate Subsidiaries, and the right to vote its partnership and membership interests in the partnership and limited liability company Subsidiaries in accordance with the terms of the applicable partnership agreement or operating agreement, shown thereon; such shares of such corporate Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrowers have the necessary power and authority, and have taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrowers is party is a legal, valid, and binding obligation of such Subsidiary, respectively, enforceable against such Subsidiary, respectively, in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of such Subsidiary), and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in such Loan Documents.

         (d) Consents, Applicable Law, Conflicts and Liens. Except as set forth on Schedule 6 hereto, the execution, delivery and performance, in accordance with their respective terms, by the Borrowers of this Agreement and any Notes, and by the Borrowers or any of their Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval authorization, permit or license, governmental or otherwise, not already obtained or require any filing or registration which has not already been effected, (ii) violate any Applicable Law respecting the Borrowers or any Subsidiary of the Borrowers, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, operating agreement or the partnership agreement, as the case may be, as such documents are amended, of the Borrowers or any Subsidiary of the Borrowers, or under any material indenture, agreement, or other instrument, to which the Borrowers or any of their Subsidiaries is a party or by which any of them or their respective properties may be bound, (iv) conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any of the material Licenses, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of the Borrowers or any of their Subsidiaries, except for Permitted Liens.

         (e) Business. Holdings together with its Subsidiaries is engaged in the business of owning, operating, and investing in the Permitted Businesses.

         (f) Licenses, Etc. The Licenses have been duly authorized by the grantors thereof and are in full force and effect. The Borrowers and their Subsidiaries are in compliance in all material respects with all of the provisions thereof. Except as set forth on Schedule 7 attached hereto, the Borrowers and their Subsidiaries have secured all material Licenses and Necessary Authorizations and all such material Licenses and Necessary Authorizations are in full force and effect. Except as set forth on Schedule 7 attached hereto, neither any material License nor any material Necessary Authorization is the subject of any pending or, to the best of each of the Borrower's knowledge, threatened revocation.

         (g) Compliance with Law. The Borrowers and their Subsidiaries are in substantial compliance with all material Applicable Law.

         (h) Title to Assets. The Borrowers have good, legal, and marketable title to, or a valid leasehold interest in, all of the assets material to its business. Each of the Borrowers' Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of the assets material to its business. None of such properties or assets held by the Borrowers or any of their Subsidiaries, is subject to any Liens, except for Permitted Liens.

         (i) Litigation. There is no action, suit, revocation, proceeding or investigation pending against, or, to the best of each Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrowers or any of their Subsidiaries, or any of their respective properties, including without limitation any License or Necessary Authorization, in any court or before any arbitrator of any kind or before or by any governmental body, except as

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
described on Schedule 8 attached hereto as of the Agreement Date or as subsequently disclosed to the Administrative Agent and the Lenders pursuant to
Section 6.5 hereof which would reasonably be expected to have an adverse outcome which (i) calls into question the validity of this Agreement or any other Loan Document, (ii) challenges the continued possession and use of any License, by the Borrowers or any of their Subsidiaries, and such challenge could result in a Default pursuant to Section 8.1(k) or Section 8.1(l) hereof, or (iii) except as expressly set forth on Schedule 8 (or as disclosed pursuant to Section 6.5), would reasonably be expected to have a Material Adverse Change.

         (j) Taxes. Except as set forth on Schedule 14 as of the date hereof all federal, material state and other material tax returns (including information returns) of the Borrowers, and each of their Subsidiaries, required by law to be filed have been duly filed and all material federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrowers or any of their Subsidiaries, or imposed upon the Borrowers or any of their Subsidiaries, or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) the payment of which the Borrowers or any of their Subsidiaries, is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the Borrower, the Subsidiary of the Borrower involved, and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrowers and each of their Subsidiaries, in respect of taxes are, in the judgment of the Borrowers, adequate.

         (k) Financial Statements. The Borrowers have furnished or caused to be furnished to the Administrative Agent and the Lenders its (or its predecessors) audited financial statements on a consolidated basis with their Subsidiaries for the fiscal year ended December 31, 2004, their unaudited financial statements on a consolidated basis with their Subsidiaries for the first calendar quarter of 2005 which, together with other financial statements furnished to the Administrative Agent and the Lenders subsequent to the Agreement Date, are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrowers and their Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended. Except as provided on Schedule 9 attached hereto as of the Agreement Date, none of the Borrowers or any of their Subsidiaries, has any material liabilities, contingent or otherwise, other than (i) as disclosed in the financial statements referred to in the preceding sentence, (ii) those incurred in the ordinary course of business in connection with purchases of equipment or inventory that would not reasonably be expected to have a Material Adverse Change and (iii) as set forth or referred to in this Agreement.

         (l) No Adverse Change. Since June 23, 2005, there has occurred no event which has had or which would reasonably be expected to have a Material Adverse Change.

         (m) ERISA. The Borrowers and each Subsidiary of the Borrowers and each of their respective Plans are in compliance in all material respects with ERISA and the Code and neither the Borrowers nor any of their Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrowers and each of their Subsidiaries have complied in all material respects with all applicable requirements of Sections 10001 and 10002 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (Public Law No. 99-272), Section 4980B of the Internal Revenue Code. No Reportable Event, for which the 30-day notice requirement has not been waived, has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would reasonably be expected to subject such Plan or any other Plan of the Borrowers or any of their Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to a tax or penalty in any material amount on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code.

         (n) Compliance with Regulations T, U, and X. None of the Borrowers or any Subsidiary of the Borrowers, is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose.

         (o) Investment Company Act. None of the Borrowers or any of their Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrowers, and any of their Subsidiaries of this Agreement nor the issuance of any Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission under such act or any other governmental or public body or authority pursuant to any provisions thereof.

         (p) Absence of Default, Etc. The Borrowers and their Subsidiaries, are in compliance in all respects with all of the provisions of their respective certificates or articles of organization or incorporation and by-laws, operating agreement or their partnership agreements, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a material default by any of the Borrowers or any of their Subsidiaries under any Material Agreement or other instrument relating to Indebtedness of the Borrowers or any of their Subsidiaries, in the amount of $5,000,000 or more, any License, or any judgment, decree or order in the amount of $5,000,000 or more to which the Borrowers or any of their Subsidiaries, is a party or by which the Borrowers or any of their Subsidiaries, or any of their respective properties may be bound or affected. None of the Borrowers or any of their Subsidiaries is a party to or bound by any contract or agreement, other than the Material Agreements, continuing after the Agreement Date, the loss of which would be reasonably expected to have a Material Adverse Change or result in the loss of any License.

         (q) Accuracy and Completeness of Information. To the best of each Borrower's knowledge as of the Agreement Date, all information, reports, prospectuses and other papers and data relating to the Borrowers or any of their Subsidiaries, or GCII and furnished by or on behalf of the Borrowers or any of their Subsidiaries, or GCII to the Administrative Agent or the Lenders

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
taken as a whole were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter provided that, with respect to Projections, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. No fact or situation is currently known to any of the Borrowers which has had or would reasonably be expected to have a Material Adverse Change.

         (r) Agreements with Affiliates and Management Agreements. Except as set forth on Schedule 10 attached hereto as of the Agreement Date, none of the Borrowers or any of their Subsidiaries, has (i) any material written agreements or binding arrangements of any kind with any Affiliate or (ii) any material management or consulting agreements of any kind.

         (s) Payment of Wages. The Borrowers and each of their Subsidiaries, are in compliance with the Fair Labor Standards Act, as amended, in all material respects, including, without limitation, the provisions of such Act relating to the payment of all minimum and overtime wages required by law to be paid to their respective employees.

         (t) Investments. All Investments of the Borrowers and their Subsidiaries as of the Agreement Date are shown on Schedule 1 attached hereto.

         (u) Real Estate. Other than as listed and described on Schedule 11 attached hereto, as of the Agreement Date none of the Borrowers or any of their Subsidiaries has fee simple ownership of any parcel of real estate with an initial cost in excess of $1,000,000 or leases any real property under any lease with aggregate annual lease payments in excess of $1,000,000.

         (v) Intellectual Property. Except as set forth on Schedule 8, the Borrowers and each of their Subsidiaries, own, possess or have the right to use all material licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights necessary to conduct their business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and such intellectual property of the Borrowers or their Subsidiaries, is not subject to any Lien, other than any Permitted Liens. All such material licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect in all material respects, and are not subject to any pending or, to the best knowledge of the Borrowers, threatened attack or revocation.

         (w) Patriot Act. None of the Borrowers or any of their Subsidiaries, is in material violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.

         (x) Solvency. Each Loan Party is and, both before and after the making of any Loan hereunder, will be Solvent.

         (y) Environmental Matters. Except as disclosed on Schedule 12 (none of which is likely to result in a Material Adverse Change): The Borrowers and each other Loan Party have obtained all material environmental, health and safety permits, licenses and other Necessary Authorizations required under all applicable Environmental Laws to carry on its business as

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
being conducted. On the Agreement Date, there are no material environmental liabilities of the Borrowers or any other Loan Party (with respect to any fee owned or leased Properties), except as disclosed and described in detail on
Schedule 12 hereto. Each of such permits, licenses and Necessary Authorizations is in full force and effect and the Borrowers and each other Loan Party is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law applicable to the Borrowers or another Loan Party or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply with any thereof would not reasonably be expected to cause a Material Adverse Change. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrowers or any other Loan Party, threatened, by any governmental authority or other entity with respect to any alleged failure by the Borrowers or any other Loan Party to have any environmental, health or safety permit, license or other authorization required under any applicable Environmental Law in connection with the conduct of the business of the Borrowers or any other Loan Party or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by the Borrowers or any other Loan Party. To the best knowledge of the Borrowers and each other Loan Party, there are no environmental liabilities of the Borrowers or any other Loan Party which would reasonably be expected to cause a Material Adverse Change, nor has the Borrowers or any Loan Party received any material environmental studies or reports in connection with any real Property since October 30, 2003. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of any of the Borrowers or any of the other Loan Parties, nor have any Hazardous Materials been disposed of or otherwise released on or to any Property on which any operations of the Borrowers or any other Loan Parties are conducted, except in compliance with applicable Environmental Laws, since October 30, 2003 except as is not likely to cause a Material Adverse Change.

         (z) Employee Relations. Each Loan Party and each of its Subsidiaries
(A) has adequate relations with its employees, and (B) is not, as of the Agreement Date, except as set forth on Schedule 13, party to any collective bargaining agreement. As of the Agreement Date, except as set forth on Schedule 13, no labor union has been recognized as the representative of any Loan Party's or any of its Subsidiaries' employees, and no Loan Party is aware of any pending, threatened or contemplated strikes, work stoppage or other material labor disputes involving such Loan Party's or any of its Subsidiaries' employees.

     Section 4.2. Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Loan (excluding (v) a Discretionary Swingline Loan, (w) settlement of a Swingline Loan pursuant to
Section 2.1(e), (x) a Letter of Credit Loan made by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(f), (y) a conversion of all or a portion of a Loan from one Type to the other pursuant to Section 2.2(b) or
Section 2.2(c), and (z) a reborrowing or continuation of all or a portion of a Loan of the same Type pursuant to Section 2.2(b) or Section 2.2(c)) except to the extent expressly applicable only to the Agreement Date (in which case such representations

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
and warranties shall have been true and correct in all material respects as of the Agreement Date) or previously fulfilled in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Loan under this Agreement.

                                   ARTICLE 5.
                                General Covenants

         So long as any of the Obligations is outstanding and unpaid, any Letter of Credit shall be outstanding or the Borrowers shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 5.1. Preservation of Existence and Similar Matters. Except as otherwise permitted pursuant to Section 7.3(b), the Borrowers will, and will cause each of their Subsidiaries to:

         (a) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation, organization or formation and in each other state in which it operates a material part of its business, including, without limitation, the Licenses, all other Necessary Authorizations (other than, in each case, any such the loss of which would not be materially disadvantageous to (i) the Lenders or (ii) the Borrowers and their Subsidiaries, taken as a whole); and

         (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization prudent.

     Section 5.2. Business; Compliance with Applicable Law. The Borrowers will, and will cause their Subsidiaries to, (a) engage only in the Permitted Business and will not engage in any other business activity, and (b) substantially comply with the requirements relating to the Licenses and of all material Applicable Law.

     Section 5.3. Maintenance of Properties. The Borrowers will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted and except for surplus and obsolete properties) all material properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4. Accounting Methods and Financial Records. The Borrowers will, and will cause each of their Subsidiaries on a consolidated basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records in all

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
material respects of their respective properties and assets. The Borrowers and their Subsidiaries will maintain a fiscal year ending on December 31.

     Section 5.5. Insurance. The Borrowers will, and will cause their Subsidiaries to:

         (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrowers and each of their Subsidiaries as is prudent and reasonably satisfactory to the Administrative Agent.

         (b) Keep their respective assets insured by responsible companies on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the Permitted Businesses, in accordance with industry standards, and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrowers and their Subsidiaries.

         (c) Require that each insurance policy for the Borrowers and their Subsidiaries provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, or material reduction in coverage, and name the Administrative Agent (for itself and for the ratable benefit of the Lender Parties) as additional named loss payee to the extent of the Obligations and additional named insured.

         (d) Subject to subsection (e), below, proceeds of insurance for the Borrowers and their Subsidiaries paid to the Administrative Agent shall be applied to the payment or prepayment of the Obligations as provided under
Section 2.9(c) or Section 8.3 hereof, as applicable. Any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrowers or as otherwise required by law.

         (e) If any of the Loan Parties shall receive proceeds from any policy for insurance in respect of any claim or series of related claims in an aggregate amount greater than $5,000,000, then such Loan Party or Parties shall have the right to use any portion of such proceeds to repair, rebuild or replace the affected assets within one (1) year after the date of such receipt and to the extent that such proceeds are not used to repair, rebuild or replace the affected assets within one (1) year after the date of such receipt then such Loan Party or Parties shall prepay the Loans with such unused portion of such proceeds and such prepayment will be applied as provided under Section 5.5(d) hereof.

     Section 5.6. Payment of Taxes and Claims. The Borrowers will, and will cause each of their respective Subsidiaries to, pay and discharge all Taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, would reasonably be expected to become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrowers will, and will cause each of their respective Subsidiaries to, timely file all material information returns required by federal, state or local tax authorities.

     Section 5.7. Visits and Inspections. The Borrowers each will, and will cause each of their respective Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice to the Borrowers or their relevant Subsidiary and during normal business hours to, as reasonably requested (a) visit and inspect the properties of the Borrowers or such Subsidiary, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, all at the Borrowers' expense in the case of actions described in the foregoing clauses (a) through (c) by the Administrative Agent's representatives. The Borrowers, and each of their respective Subsidiaries will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, at the Borrowers' expense in the case of discussions between the Administrative Agent's representatives and such respective auditors.

     Section 5.8. Payment of Indebtedness. The Borrowers each will, and will cause each of their Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

     Section 5.9. Use of Proceeds. The Borrowers will use, and will cause their Subsidiaries to use, the aggregate proceeds of all Loans (a) to refinance all outstanding Indebtedness under the Existing Agreement, (b) at the Borrowers' election, to repay all fees and other amounts in connection with the financing transactions contemplated by this Credit Agreement, (c) for working capital, other general corporate purposes and as otherwise permitted herein and (d) to refinance outstanding satellite lease obligations of SATCO. No proceeds of advances of Loans hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

     Section 5.10. Real Estate. The Borrowers at their sole cost and expense will, and will cause their respective Subsidiaries to, grant and record in the appropriate recording office a mortgage or deed of trust, as applicable, securing the Obligations to the Administrative Agent, for itself and for the ratable benefit of the Lender Parties, in form and substance reasonably satisfactory to the Administrative Agent (each such mortgage or deed of trust, being a "Mortgage"), covering each parcel of real estate acquired directly or indirectly (other than by lease) by the Borrowers or any of their respective Subsidiaries after the Agreement Date with a cost in excess of $2,500,000. Such Mortgage or deed of trust shall be granted and recorded, promptly (but in no event more than 30 days) after any such acquisition. The Borrowers at their sole cost and expense will, and will cause their Subsidiaries to, deliver to the Administrative Agent all documentation, including data, certificates, reports, statements, opinions of counsel and policies of title insurance, or further information regarding the business, assets, liabilities, financial position, projections or business prospects of the Borrowers or any of their Subsidiaries, which in the reasonable opinion of the Administrative Agent is appropriate, in connection with any such Real Property Acquisition or thereafter in connection with such grant, including without limitation any Survey or any Phase I environmental audit requested by the Administrative Agent or the Majority Lenders.

     Section 5.11. Indemnity. The Borrowers, each for itself and on behalf of each of its Subsidiaries agree jointly and severally, to indemnify and hold harmless each Lender and the Administrative Agent and each of their respective affiliates, employees, representatives, officers, trustees, directors, successors and assigns (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable attorneys', experts', agents', consultants' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith, whether or not the Borrower, any Subsidiary of the Borrower, or the Person seeking indemnification is the prevailing party, whether or not such investigation, litigation or proceeding is brought by any Loan Party, its members, managers, directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, (a) resulting from any breach or alleged breach by the Borrowers, or any Subsidiary of the Borrowers of any representation, warranty, or covenant made hereunder or under any other Loan Document; (b) arising out of or in connection with (i) any Commitment, any Loans, any Letter of Credit or otherwise under this Agreement or any other Loan Document (including the taking of Collateral for the Obligations), including the use of the proceeds of Loans or any Letter of Credit hereunder in any fashion by the Borrowers, or any of their Subsidiaries or the performance of their respective obligations under the Loan Documents by the Borrower, or any of the Borrowers' Subsidiaries, (ii) allegations of any participation by the Lenders or the Administrative Agent, or any of them, in the affairs of the Borrowers, or any of the Borrowers' Subsidiaries, or allegations that any of them has any joint liability with the Borrowers, or any of the Borrowers' Subsidiaries for any reason, or (iii) any claims against the Lenders or the Administrative Agent, or any of them, by any shareholder, partner, or other investor in or lender to the Borrowers, or any of the Borrowers' Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by the Borrowers or by any other third party, arising out of any Commitment, any Loans, any Letter of Credit or otherwise under this Agreement or any other Loan Document, (iv) the presence, use, generation, treatment or Release of any Hazardous Material at, in, on or under, or the transport of Hazardous Materials to or from, property presently or formerly owned or operated by the Borrowers or their predecessors, or any of their Subsidiaries, (v) any Environmental Claim, (vi) the actual or alleged violation of any Environmental Law or Environmental Permit, (vii) any Environmental Testing or Environmental Clean-up Activities required by any applicable governmental authority or Environmental Law, (viii) any undertaking or action in response to a request for information, order or notice from, or investigation by, any governmental authority acting under any applicable Environmental Law, or (ix) any claims relating to natural resource damages, property damage (including diminution in value) or the death, personal injury or harm to any Person actually or allegedly arising from or relating to acts or omissions of the Borrowers or their predecessors, or any of their Subsidiaries or to conduct by any Person on property presently or formerly owned or operated by the Borrower, or any of their Subsidiaries; (c) in connection with fees and other

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charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; or (d) arising from alleged acts or omissions occurring, or claims arising, after June 23, 2005; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct or in breach of the Loan Documents, in any case by a final, non-appealable judicial order. The obligations of the Borrowers, and their Subsidiaries under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrowers, or any their Subsidiary might otherwise have in connection with any warranties or similar obligations of the Borrowers, or such Subsidiary in any other agreement or instrument or for any other reason.

     Section 5.12. Covenants Regarding Formation of Subsidiaries and the Making of Acquisitions and Investments.

         (a) At the time of any Indirect Permitted Real Property Acquisition or Acquisition permitted hereunder by the Borrowers, or any of their Subsidiaries, or the formation of any new Subsidiary of any of the Borrowers, or any of their Subsidiaries which is permitted under this Agreement, the Borrowers each will, and will cause their Subsidiaries, as appropriate, to (1) in the case of the formation or acquisition of a new Subsidiary, at the discretion of the Administrative Agent, provide to the Administrative Agent either (x) an executed Subsidiary Guaranty and an executed Subsidiary Security Agreement, if the Administrative Agent decides that such new Subsidiary will be a Subsidiary Guarantor, or (y) a Security Agreement in substantially the form of Exhibit F attached hereto for such new Subsidiary together with a joinder agreement making such new Subsidiary a party to this Agreement, if the Administrative Agent decides that such new Subsidiary will be a Borrower, in each case, together with a joinder agreement making such new Subsidiary a party to the Subordination Agreement, appropriate UCC-1 financing statements, which shall, along with each other document referred to in this clause (a)(1) constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit L, Exhibit M, Exhibit N or Exhibit O attached hereto, as appropriate, together with appropriate attachments; (2) in the case of any Indirect Permitted Real Property Acquisition or Acquisition by the Borrowers or any of their respective Subsidiaries or the formation of any new Subsidiary, pledge to the Administrative Agent all of the capital stock, limited partnership interests, general partnership interests, or other securities or other equity or ownership interests of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrowers, or any of their respective Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Pledge Agreements, GCII Pledge Agreement, any Subsidiary Pledge Agreement, or a new Subsidiary Pledge Agreement, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (3) in any case, provide all other documentation, including any opinions of counsel reasonably satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate with respect to such Indirect Permitted Real Property Acquisition or Acquisition or the formation of such Subsidiary. Investments made by the Borrowers, or any of their respective Subsidiaries after the Agreement Date shall also be treated as additional Collateral and shall be subject to the provisions of appropriate Security Documents.

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
Any document, agreement or instrument executed or issued pursuant to this
Section 5.12 shall be a "Loan Document" for purposes of this Agreement.

         (b) In connection with any proposed Acquisition by the Borrowers or any Subsidiary described in Section 7.6, and promptly upon each request, such data, certificates, reports, statements, opinions of counsel prepared for the Administrative Agent and the Lenders, or any of them, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     Section 5.13. Payment of Wages. The Borrowers, and each of their respective Subsidiaries shall at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

     Section 5.14.Environmental Compliance. The Borrower and each of its Subsidiaries shall:

         (a) comply, and cause all other Persons to comply, in all material respects with all Environmental Laws and Environmental Permits now or hereafter applicable to the Property or the Permitted Business and the Borrowers shall have sole responsibility for all costs and expenses (including legal, consultant and other professional fees and expenses and costs of investigation) associated with such compliance;

         (b) obtain and maintain in full force and effect all Environmental Permits required under applicable Environmental Law or otherwise necessary for operation of the Permitted Business;

         (c) not, and shall not allow any other Person to, Release, treat, store, dispose, use, recycle or generate Hazardous Materials at, on or under the Property, and shall not transport or permit the transportation of Hazardous Materials to or from the Property other than in the normal course of the Permitted Business and in material compliance with all applicable Environmental Laws;

         (d) conduct and complete, at its sole cost and expense, any investigation, study, sampling, monitoring or testing (collectively "Environmental Testing") and undertake any cleanup, removal, remedial, corrective, mitigation, response or any other activity (collectively "Environmental Clean-up Activities") required by any applicable governmental authority or Environmental Law with respect to Hazardous Materials at, in, on, under or from the Property, and any such Environmental Testing or Environmental Clean-up Activities shall be undertaken with appropriate diligence and in full compliance with all applicable Environmental Laws;

         (e) provide as promptly as practicable (and in any event within 20 days of receipt thereof) to the Administrative Agent written notice of and copies of all written non-privileged and material communications relating to (i) any pending or threatened Environmental Claim pertaining to the Property, or the use or operation thereof, the Borrowers or the Permitted Business, or (ii) any fact, condition, event or other circumstance with respect to the Property or

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any other facility or property presently or formerly owned or operated by any
Borrower or any Person for which a Borrower is responsible, that is reasonably likely to result in a material Environmental Claim pertaining to the Property or any Borrower or is reasonably likely to result in a Material Adverse Change; all such notices shall describe in reasonable detail the nature of the Environmental Claim, investigation, fact, condition, event, or other circumstance and the applicable Borrower's response thereto;

         (f) provide such detailed reports relating to any Environmental Claim as may be reasonably requested by the Administrative Agent; and

         (g) at any time, if any Borrower receives notice that an adverse change in the environmental condition of the Property has occurred or an adverse environmental condition with respect to the Property has been discovered, and at such Borrower's sole cost and expense (i) diligently commence (or cause another Person to commence) to cure such condition, to the extent required by applicable Environmental Laws (including commencing any evaluation or assessment of such conditions and the development of an appropriate plan with respect thereto) within 30 days after receipt of such notice (or such shorter period as may be required by applicable Environmental Laws or in the event of an emergency) and
(ii) thereafter diligently prosecute (or cause another Person to diligently prosecute) such cure to completion.

     Section 5.15. Required Consents and Transfer of Licenses in Event of Default. If an Event of Default specified in Section 8.1 shall have occurred and be continuing and the Administrative Agent exercises a remedy under Section 8.2, Borrowers shall, at the request of the Administrative Agent: (a) use commercially reasonable efforts to seek and obtain all required prior approvals and consents to the direct or indirect transfer of control of the Property, the Permitted Business, or the applicable Licenses or Environmental Permits, including all approvals and consents required by any License, Environmental Law, or Environmental Permit, (b) cooperate with the Administrative Agent, or any receiver or other Person appointed by the Administrative Agent, to assist such Person in identifying the Licenses and Environmental Permits required to own, maintain, operate or transfer the Property or the Permitted Business from and after the Event of Default, and (c) use commercially reasonable efforts to either transfer to the Administrative Agent or a Person designated by the Administrative Agent the Licenses and Environmental Permits of the Borrowers, where permissible, or obtain new Licenses and Environmental Permits for the Administrative Agent or Person designated by the Administrative Agent. Such efforts, cooperation and assistance shall include, but are not limited to, the Borrowers', or its agents' attendance at public hearings and, to the extent necessary, the use of the knowledge, expertise and information of the Borrowers, and its agents, experts and employees.

                                   ARTICLE 6.
                              Information Covenants

         So long as any of the Obligations is outstanding and unpaid, any Letter of Credit shall be outstanding or the Borrowers have a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the

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Borrowers will furnish or cause to be furnished to each Lender and the
Administrative Agent, at their respective offices:

     Section 6.1. Quarterly Financial Statements and Information. Within sixty
(60) days after the last day of each of the first three quarters of each fiscal year of Holdings, commencing with the fiscal quarter ended September 30, 2005, an unaudited balance sheet of GCII on a consolidated basis with its Subsidiaries and an unaudited balance sheet of Holdings on a consolidated basis with its Subsidiaries, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of GCII and Holdings on a consolidated basis with their respective Subsidiaries, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and the appropriate prior period (but only for such quarter and other periods for which such comparative figures are available) and shall be certified by an Authorized Financial Officer of Holdings, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP the respective financial positions of GCII and of the Borrowers, on a consolidated basis with their respective Subsidiaries, as at the end of such period and the respective results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     Section 6.2. Annual Financial Statements and Information. Within one hundred and twenty (120) days after the end of each fiscal year of Holdings the audited balance sheet of GCII on a consolidated basis with its Subsidiaries and the audited balance sheet of Holdings on a consolidated basis with its Subsidiaries, as of the end of such fiscal year and the related respective audited consolidated statements of operations for such fiscal year and, to the extent available, for the previous fiscal year, the related respective audited consolidated statements of changes in members' equity for such fiscal year and, to the extent available, for the previous fiscal year, and related respective audited consolidated statements of cash flows of such fiscal year and, to the extent available, for the previous fiscal year, which shall be accompanied by an opinion of KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with the terms, covenants, provisions or conditions of Article 7 hereof.

     Section 6.3. Compliance Certificates. Simultaneously with each delivery of the respective financial statements pursuant to Sections 6.1 and 6.2 hereof, a Compliance Certificate:

         (a) setting forth as at the end of each of the first three quarterly periods of each fiscal year or a fiscal year, as the case may be, whether or not the Borrowers were in compliance with the requirements of Section 7.5 hereof; and

         (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

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
     Section 6.4. Copies of Other Reports.

         (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrowers by the Borrowers' independent public accountants regarding the Borrowers, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

         (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License held by the Borrowers, or any of their Subsidiaries.

         (c) On or before September 15, 2005, the financial statements described in Section 6.1 hereof, and a Compliance Certificate, with respect to the fiscal quarter ended June 30, 2005.

         (d) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year.

         (e) Annually, and in no event later than January 31 of any year, a copy of each Borrowers' annual financial forecasts for itself and their Subsidiaries for such fiscal year.

     Section 6.5. Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than ten (10) days after any officer of any Borrower becomes aware of the occurrence of any of the following events:

         (a) the commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrowers, in any other way relating materially adversely to the Borrowers, GCII, or any Subsidiary of either the Borrowers or GCII, or any of their respective properties, assets or businesses or any License;

         (b) any adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrowers or any Subsidiary of any Borrower, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Change;

         (c) any Default or the occurrence or non-occurrence of any event (A) that constitutes, or that with the passage of time or giving of notice or both would constitute a material default by any Borrowers, or any of the Borrower's Subsidiaries under any material agreement other than this Agreement to which any of the Borrowers or any of the Borrowers' Subsidiaries is a party or by which any of their respective properties may be bound, or (B) which would reasonably be expected to have a Material Adverse Change, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

         (d) the occurrence of a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that would result in the imposition on the Borrowers or any of their Subsidiaries of a tax or penalty in any material amount or any Reportable Event (for which the 30-day notice requirement has not been waived) with respect to any Plan or the institution or threatened institution by the PBGC of proceedings

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under ERISA to terminate or to partially terminate any such Plan or appoint a trustee to administer any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan;

         (e) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.

     Section 6.6. Certain Modifications of MCI Agreements. Notice of any amendment or other modification, not later than five (5) Business Days after the effective date thereof, of any of the MCI Agreements if and to the extent that the impact of any such amendment or modification, using historical information and assumptions reasonable under the circumstances, would reasonably be expected to be a loss of gross revenue, on an annualized basis, in an amount in excess of fifteen percent (15%) of the Borrowers' aggregate gross revenue for the four fiscal quarters most recently ended.


                                   ARTICLE 7.
                               Negative Covenants

         So long as any of the Obligations is outstanding and unpaid, any Letter of Credit shall be outstanding or the Borrowers have a right to borrow from the Lenders hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders and, in the case of any Real Property Acquisition other than a Permitted Real Property Acquisition or any Acquisition other than a Permitted Acquisition, the Administrative Agent, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 7.1. Indebtedness of the Borrowers and their Subsidiaries. The Borrowers each shall not, and shall cause each of their Subsidiaries not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness, except:

         (a) The Obligations and the Senior Notes;

         (b) Current accounts payable, accrued expenses and obligations in respect of customer advance payments incurred in the ordinary course of the Permitted Business;

         (c) Indebtedness secured by Permitted Liens described in clauses (g)
(h) and (j) of the definition of "Permitted Liens";

         (d) Indebtedness permitted to be incurred as contingent liabilities pursuant to Section 7.15 below;

         (e) Indebtedness pursuant to a Permitted Non-Compete Agreement;

         (f) Indebtedness representing replacement, renewal, extension, refinancing or refunding of the foregoing; provided, however, that such Indebtedness does not exceed the principal amount of outstanding or committed Indebtedness so replaced, renewed, extended, refinanced or refunded plus financing fees and other expenses associated therewith; provided

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further, however, that (A) such replacing, renewing, extending, refinancing or refunding Indebtedness shall have no mandatory repayments or redemptions prior to the Indebtedness being replaced, renewed, extended, refinanced or refunded and (B) in the case of any replacing, renewing, extending, refinancing or refunding of Indebtedness pari passu to the Obligations hereunder, the replacing, renewing, extending, refinancing or refunding Indebtedness is made pari passu or subordinated to the Obligations hereunder and, in the case of any replacing, renewing, extending, refinancing or refunding of Indebtedness subordinated to the Obligations hereunder, the replacing, extending, refinancing or refunding Indebtedness is made subordinate to the Obligations hereunder to substantially the same or a greater extent as the Indebtedness replaced, renewed, extended, refinanced or refunded.

         (g) Indebtedness owed to another Loan Party;

         (h) Permitted Transponder Indebtedness;

         (i) Permitted Additional Secured Indebtedness; and

         (j) Indebtedness secured by Liens on property at the time of its acquisition or owed by a Person that becomes a Subsidiary; provided that, such Indebtedness was not created in contemplation of such acquisition or such Person becoming a Subsidiary.

     Section 7.2. Limitation on Liens. The Borrowers shall not, and shall cause each of their respective Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.3. Liquidation, Merger, Disposition of Assets.

         (a) Disposition of Assets. The Borrowers shall not, and shall cause each of their respective Subsidiaries not to, at any time sell, lease, license, abandon, transfer, assign, or otherwise dispose of any of their assets other than Excluded Asset Sales, unless (i) any Net Proceeds therefrom are applied as provided in Section 2.7 hereof, (ii) any such sale, lease, license or disposition resulting in Net Proceeds in excess of $500,000 is made for fair market value as determined by the managers of the Borrowers and (iii) so long as there exists no Default or Event of Default both before and after giving effect to such disposition, asset sales in an aggregate amount not to exceed $20,000,000 over the term of this Agreement.

         (b) Liquidation, Merger or Consolidation. The Borrowers each shall not, and shall cause each of their respective Subsidiaries not to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger or consolidation; provided that if no Default then exists or would be caused thereby, the following such transactions are permitted: (i) a merger or consolidation among any of the Borrowers and one or more of their Subsidiaries, provided a Borrower is the surviving Person; (ii) a merger or consolidation between or among two or more Subsidiaries of Borrowers; (iii) an Acquisition permitted hereunder effected by a merger or consolidation in which any of the Borrowers or a Subsidiary of the Borrowers is the surviving Person; and (iv) a liquidation or dissolution of one or more Subsidiaries of Borrowers into its or their parent entity (provided a Borrower or one of their Subsidiaries is such parent entity).

     Section 7.4. Investments and Acquisitions. The Borrowers shall not, and shall cause each of their Subsidiaries not to, make any Investment in any Person, or make any Acquisition, or any Real Property Acquisition, except that the Borrowers may make Investments in other Loan Parties, Acquisitions of and from other Loan Parties, and Real Property Acquisitions from other Loan Parties, and, so long as no Default has occurred and is continuing, or would occur after giving effect thereto:

         (a) Cash Equivalents. The Borrowers and their Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (ii) dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (i) and (ii) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         (b) Acquisitions. Subject to compliance with Section 7.6, the Borrowers and their Subsidiaries may make Permitted Acquisitions.

         (c) Investments. Subject to compliance with Section 5.12, (i) the Borrowers and their Subsidiaries may make Investments which are in compliance with Section 7.6 and (ii) the Borrowers and their Subsidiaries may make the following Investments (collectively "Permitted Investments"):

                  (i) the Borrowers and their Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of any such Borrower or Subsidiary;

                  (ii) the Borrowers and their Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of its suppliers and customers or in good faith settlement of delinquent obligations of, and other disputes with, its customers and suppliers arising in the ordinary course of business;

                  (iii) the Borrowers and their Subsidiaries may enter into Secured Hedge Agreements;

                  (iv) the Borrowers and any of their Subsidiaries may make intercompany loans and advances between and among one another (collectively, the "Intercompany Loans"), provided that each obligor and obligee in respect of each such Intercompany Loan shall have executed and delivered to the Administrative Agent a counterpart of the Subordination Agreement or a joinder agreement making such obligor or obligee a party to the Subordination Agreement;

                  (v) the Borrowers and their Subsidiaries may make capital contributions to their respective Subsidiaries;

                  (vi) the Borrowers and their Subsidiaries may (x) establish Subsidiaries in compliance with Section 5.12 and (y) make Investments in such Subsidiaries to the extent permitted by the other applicable clauses of this Section 7.4;

                  (vii) the Borrowers and their Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 7.3; and

                  (viii) advances or loans in the ordinary course of business to officers and employees consistent with past practices, provided, that such loans and advances made in cash do not exceed $5,000,000 outstanding at any one time.
         (d) Real Property Acquisitions. The Borrowers and their Subsidiaries may make Permitted Real Property Acquisitions.

     Section 7.5. Financial Covenants. The Borrowers and their Subsidiaries shall not, as of any Calculation Date:

         (a) Total Leverage Ratio: permit the Total Leverage Ratio to exceed 4.50:1.0;

         (b) Senior Debt Ratio: permit the Senior Debt Ratio to exceed 2.25:1.0; and

         (c) Fixed Charge Coverage Ratio: permit the Fixed Charge Coverage Ratio to be less than 1.0:1.0.

     Section 7.6. Conditions to Acquisitions, Investments and Restricted
Payments.

         (a) Subject to paragraph (b) below, to the extent applicable, Acquisitions, Investments, and Restricted Payments may be made by any Loan Party if:

                  (i) the Borrowers shall be in pro forma compliance with the financial covenants set forth in Section 7.5 before and after giving effect to such Acquisition, Investment or Restricted Payment, as the case may be;

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
                  (ii) with respect to any Acquisition or Investment of more than $5,000,000, and with respect to any Restricted Payment of more than $2,500,000 (but only if either (x) as of the most recent Calculation Date prior to the effective date of such Acquisition, Investment, or Restricted Payment, the Total Leverage Ratio was greater than 4.0 to 1 or (y) the result of the proposed Acquisition, Investment, or Restricted Payment on a pro forma basis would cause the Total Leverage Ratio to be greater than 4.0 to 1 as of the most recent Calculation Date), the Borrowers shall provide the Administrative Agent and the Lenders with notice thereof, prior to the proposed closing thereof, and with copies of all material information pertaining to such Acquisition, Investment or Restricted Payment, as the case may be, and a certificate signed by an Authorized Financial Officer of the relevant Loan Party, certifying the Borrowers' pro forma compliance with the covenants listed in clause (i) of this
Section 7.6, together with any calculations necessary to demonstrate such compliance; and

                  (iii) Section 5.12 of this Agreement has been complied with.

         (b) During any Measurement Period or Subsequent Measurement Period, no Acquisition, Investment or Restricted Payment may be made unless the amount or cost thereof, as the case may be, when aggregated with the cost and amount of all other Acquisitions, Investments and Restricted Payments made during such Measurement Period or Subsequent Measurement Period, as the case may be, does not exceed an amount equal to twenty-five percent (25%) of the Excess Cash Flow for and with respect to such Measurement Period or Subsequent Measurement Period, as the case may be.

         Notwithstanding the foregoing, Borrowers and their Subsidiaries may make Restricted Payments to GCII for the purpose of, and in an amount sufficient to fund, the payment of interest in respect of the Senior Notes (provided, that such payment is due or to become due within 30 days from the date of such Restricted Payment) at a time when there does not exist a Default (provided that, in no event, shall the Borrowers and their Subsidiaries be prohibited from making such Restricted Payments for more than 180 days in any consecutive 360-day period, unless (i) there exists an Event of Default under Section 8.1(b) or (ii) the maturity of the Loans has been accelerated).

     Section 7.7. Conditions to Real Property Acquisitions. No Real Property Acquisition by any Loan Party (except from another Loan Party) may be made or consummated unless:

                  (i) The Borrowers shall be in pro forma compliance with the financial covenants set forth in Section 7.5 before and after giving effect to such Real Property Acquisition; and

                  (ii) With respect to any Real Property Acquisition with a cost of more than $2,500,000, the Borrowers shall provide the Administrative Agent and the Lenders with notice thereof, not less than ten (10) days prior to the proposed closing thereof, and with copies of all material information pertaining to such Real Property Acquisition, and a certificate signed by an Authorized Financial Officer of the relevant Loan Party, certifying the Borrowers' pro forma compliance with the covenants listed in clause (i) of

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this Section 7.7, together with any calculations necessary to demonstrate such compliance; and

                  (iii) Section 5.10 and, to the extent applicable, Section 5.12(a)(2) of this Agreement have been complied with.

     Section 7.8. Affiliate Transactions. Except as specifically provided herein, including without limitation pursuant to Section 7.6, the Borrowers shall not, and shall cause their Subsidiaries not to, at any time except as described on Schedule 10 attached hereto, engage in any transaction with an Affiliate of GCI, other than Borrowers and Subsidiary Guarantors, or make an assignment or other transfer of any of its properties or assets to any Affiliate of GCI, other than Borrowers and Subsidiary Guarantors, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate of GCI. Notwithstanding the foregoing limitation, the Borrowers and the Loan Parties may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Agreement Date and disclosed to the Administrative Agent on the terms of such contract as in effect on the Agreement Date; (ii) any transaction or series of transactions between any of the Borrowers and one or more of their Subsidiaries or between two or more of their Subsidiaries; (iii) the payment of compensation by the Borrowers or any of their Subsidiaries (including amounts paid pursuant to employee benefit plans) in the ordinary course of business for the personal services of officers, directors and employees of the Borrowers or any of their Subsidiaries, so long as the Board of Directors of the Borrowers in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor;
(iv) loans and advances permitted under Section 7.4(c) hereof; and (v) payment of loans existing on the date hereof owed by an employee or director of a Loan Party with the Capital Stock of GCI.

     Section 7.9. Issuance of Partnership Interest and Capital Stock; Amendment of Articles and By-Laws. Except for Permitted Issuances, sell or otherwise dispose of any Capital Stock of any Loan Party, or any options or rights to acquire such Capital Stock not issued and outstanding on the Agreement Date. The Borrowers shall not amend their articles or certificate of organization or incorporation or bylaws or partnership agreement and the Borrowers shall not permit any of the other Loan Parties to amend their articles or certificate of organization or incorporation or bylaws or partnership agreement, as applicable; provided, however that so long as there exists no Default or Event of Default both prior to and after giving effect to such amendment, and after written notice to the Administrative Agent, the Borrowers or any of the other Loan Parties may make (i) changes to comply with Applicable Law (ii) changes immaterial in nature and (iii) changes in connection with a transaction otherwise permitted hereunder.

     Section 7.10. Prohibition on Negative Pledge. The Borrowers each shall not, and shall cause each of their respective Subsidiaries not to, enter into after the Agreement Date or permit to exist after the Agreement Date any new agreement (other than this Agreement or any other Loan Document) that limits or conditions the ability of the Borrowers, or any of their respective Subsidiaries to create, incur, assume or suffer to exist Liens on property of such Person except that this Section 7.10 shall not prohibit (a) any negative pledge incurred or provided in connection with any Lien referred to in clause (e), (l) or (m) of the definition of "Permitted Lien" in Article 1 solely to the extent any such negative pledge relates to the property secured by or the

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subject of such Lien or (b) any restrictions on any Subsidiary of either the
Borrowers under any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrowers so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrowers.

     Section 7.11. Payment Restrictions Affecting Subsidiaries. The Borrowers shall not, directly or indirectly, enter into after the Agreement Date or suffer to exist after the Agreement Date, or permit any of their Subsidiaries to enter into after the Agreement Date or suffer to exist after the Agreement Date, any new agreement or arrangement limiting the ability of any of their Subsidiaries to declare or pay dividends or other distributions in respect of its equity interests or repay or prepay any Indebtedness owed to, the Borrowers or any Subsidiary of the Borrowers (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (a) the Loan Documents (b) any agreement in effect at the time a Subsidiary becomes a Subsidiary of the Borrowers, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrowers, and (c) any new agreement or arrangement containing restrictions on the ability of Subsidiaries of Holdings to transfer property acquired with Permitted Transponder Indebtedness or Permitted Additional Secured Indebtedness.

     Section 7.12. Speculative Transactions. The Borrowers shall not, and shall cause each of their respective Subsidiaries not to, enter into any Derivative Contract other than a Hedge Agreement.

     Section 7.13. Name, Jurisdiction of Organization and Business. None of the Borrowers shall change its name or its jurisdiction of incorporation, nor shall the Borrowers or any of their Subsidiaries enter into or conduct any business other than a Permitted Business.

     Section 7.14. Plans. The Loan Parties shall not, directly or indirectly, adopt, sponsor, maintain, or contribute to (or become obligated to contribute to), any employee benefit plan (including a Multiemployer Plan) as defined in
Section 3(2) of ERISA, subject to Title IV of ERISA or Section 302 of ERISA or
Section 412, it being agreed, however, that a Loan Party shall not be deemed to be in breach of this covenant solely as a result of incurring (i) liability in its capacity as Guarantor under this Agreement or (ii) joint and several liability under applicable provisions of the Code or ERISA for acts or omissions of the Borrowers, any Subsidiary or any ERISA Affiliate with respect to a Plan or ERISA Affiliate Plan.

     Section 7.15. Contingent Liabilities. Create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to this Credit Agreement and the Loan Documents, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 3.8 hereto, (c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (d) utility bonds and other similar bonds entered into in the ordinary course of business (e) Guarantees of the obligations of the Borrowers and their Subsidiaries (provided that the underlying obligations being so guaranteed are otherwise permitted to be incurred pursuant to the terms hereof) and (f) Guarantees of obligations under agreements of any of the Borrowers or any of their Subsidiaries entered into in connection with the acquisition of services,

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supplies and equipment in the ordinary course of the Permitted Business of the
Borrowers or any of their Subsidiaries.

     Section 7.16. Change of Ownership. Other than in connection with a liquidation or dissolution otherwise permitted hereunder, permit any decrease in the percentage ownership of the Borrowers and each Guarantor from the percentage ownership thereof as of the date hereof as disclosed on Schedule 3.1 hereto.

     Section 7.17. Sale and Leaseback. Enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

     Section 7.18. Sale of Receivables. Sell, discount or otherwise dispose of any receivables owing to any Loan Party except for purposes of collection in the ordinary course of business.

     Section 7.19. ERISA Liabilities. The Borrowers shall not, and shall cause each of their Subsidiaries not to, (a) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans on an ongoing basis, or (b) enter into any Multiemployer Plan.

                                   ARTICLE 8.
                                     Default

     Section 8.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove to be incorrect or misleading in any material respect when made, or when deemed to be made pursuant to Section 4.2 hereof;

         (b) The Borrowers (i) shall default in the payment of any principal amount of the Loans when due, or (ii) shall default in the payment of any interest on any of the Loans when due and such default shall not be cured by payment in full within three (3) Business Days, or (iii) shall default in the payment of any Fees or other fees or other amounts payable to the Lender Parties, the Administrative Agent, or any of them, when due, and such Default shall not be cured by payment in full within five (5) Business Days;

         (c) The Borrowers shall default in the performance or observance of any agreement or covenant contained in Article 7 hereof;

         (d) The Borrowers shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such Default shall not be cured within a period of thirty (30) days from the earlier of (i) actual knowledge of such Default by the Borrowers or any of their Subsidiaries, and (ii) written notice from the Administrative Agent or any Lender of such Default;

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         (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Borrowers or any of their Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the earlier of (i) actual knowledge of such Default by the Borrowers, any obligor or any of their Subsidiaries, and (ii) written notice from the Administrative Agent or any Lender of such Default;

         (f) There shall be entered and remain unstayed a decree or order for relief in respect of GCII, the Borrowers or any of their respective Subsidiaries under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of GCII, the Borrowers or any of their respective Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of GCII, the Borrowers or any of their respective Subsidiaries; or an involuntary petition shall be filed or case commenced against GCII, the Borrowers or any of their respective Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall continue undismissed for a period of forty-five (45) consecutive days;

         (g) GCII, the Borrowers or any of their respective Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or GCII, the Borrowers or any of their respective Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of GCII, the Borrowers or any of their respective Subsidiaries, or of any substantial part of their respective properties, or GCII, the Borrowers or any their respective Subsidiaries shall fail generally to pay their respective debts as they become due, or GCII, the Borrowers or any of their respective Subsidiaries shall take any action in furtherance of any such action;

         (h) A judgment shall be entered by any court against any of the Borrowers or any of their Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $5,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrowers or any of their Subsidiaries which, together with all other such property of the Borrowers or any of their Subsidiaries subject to other such process, exceeds in value $5,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid, discharged or reduced to an amount less than $5,000,000;

         (i) (A) there shall be at any time any "accumulated funding deficiency," as defined in Section 302 of ERISA or in Section 412 of the Code, with respect to any Plan or any ERISA Affiliate Plan, or to which the Borrowers or any of their Subsidiaries has any liabilities, or any trust created thereunder; (B) a trustee shall be appointed by a United States District Court

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to administer any such Plan or ERISA Affiliate Plan; (C) the filing pursuant to
Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any such Plan or ERISA Affiliate Plan; (D) the PBGC or a plan administrator shall institute proceedings to terminate any such Plan or ERISA Affiliate Plan; or the Borrowers or any of their Subsidiaries shall incur any liability under Title IV of ERISA in connection with the termination of any such Plan or an ERISA Affiliate Plan (other than liabilities for benefit obligations that are sufficiently funded at the time of termination in accordance with applicable provisions of Title IV of ERISA); (E) any Plan, or trust created under any such Plan, shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty in any material amount on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code or (F) the incurrence by the Borrowers or any of their Subsidiaries of any liability with respect to a withdrawal or partial withdrawal from any Multiemployer Plan or the receipt by the Borrowers or any Subsidiary of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any Subsidiary of any notice, concerning the imposition on the Borrowers or any Subsidiary of withdrawal liability as defined under Title IV of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization with the meaning of Title IV of ERISA, in each case, such event or condition, together with other such events or conditions, if any, would reasonably be expected to subject the Borrowers and their Subsidiaries to any tax, liability or penalty in excess of $1,000,000;

         (j) There shall occur (i) any default under any Indebtedness (other than the Loans) of the Borrowers or any of their Subsidiaries in an aggregate principal amount exceeding $5,000,000 at maturity and which default shall continue unremedied or unwaived for any applicable period of time sufficient to allow the holder of such Indebtedness to accelerate the maturity of such Indebtedness, or (ii) any default under any Hedge Agreement having a notional principal amount of $5,000,000 or more;

         (k) One or more of the Licenses or Necessary Authorizations shall be, or any of the Borrowers receives a final notice from, after a final adjudication or determination by, the FCC or any state or local authority, that one or more of the Licenses or Necessary Authorizations will be, terminated, revoked, modified or suspended such that the Borrowers and their Subsidiaries are no longer able to operate their businesses or any portion thereof or any of such Licenses or Necessary Authorizations shall fail to be renewed at the stated expiration thereof such that the Borrowers and their Subsidiaries are no longer able to operate their businesses or any portion thereof and retain the revenue received therefrom, except, in each case, in the event that such termination, revocation, modification or suspension, or such failure to renew, would not reasonably be expected to have a Material Adverse Change;

         (l) Any Security Document or any Note or any other Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by GCII, the Borrowers or any of Borrowers' Subsidiaries, or by any governmental authority having jurisdiction over any of them seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or GCII, the Borrowers or any

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of Borrowers' Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document to which it is a party;

         (m) Any Security Document shall for any reason fail or cease to create a valid and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby, subject to any Permitted Lien, or any such Lien or Security Interest shall cease to be perfected, except if such failure results from the Administrative Agent's failure to file any UCC-1 financing statement or UCC-3 continuation statement in the appropriate jurisdiction or to maintain possession or control of such portion of the Collateral as a result of a sale or assignment of such Collateral by the Administrative Agent;

         (n) There shall occur a Change of Control;

         (o) There shall exist any event of default relating to the Senior Notes or under the Indenture;

         (p) The Borrowers or any Loan Party shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which would constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $1,000,000 or more; or

         (q) Any Property (whether leased or owned) of any Loan Party, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation would constitute a Material Adverse Change; or any Loan Party shall not obtain or maintain any license required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same would constitute a Material Adverse Change.

     Section 8.2. Remedies.

         (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g)) shall have occurred and shall be continuing, the Administrative Agent may, and at the request of the Majority Lenders shall, formally declare that an Event of Default has occurred and the Administrative Agent may, and at the request of the Majority Lenders shall, (i) terminate all or any portion of the Commitments of each Lender Party and the obligation of each Lender Party to make Loans (other than in respect of purchases of participations, Letter of Credit Loans by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(f)(ii)) and of the Issuing Bank to issue Letters of Credit and (ii) declare the principal of and interest on the Loans and any Notes and all other amounts owed to the Lender Parties and the Administrative Agent under this Agreement and any Notes and any other Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate and all such amounts shall be immediately due and payable.

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         (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), all principal, interest and other amounts due hereunder and under any Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable, the Commitments of each Lender Party and the obligation of each Lender Party to make Loans (other than in respect of or Letter of Credit Loans by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(f)(ii)) and of the Issuing Bank to issue Letters of Credit shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent, the Lender Parties or the Majority Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

         (c) Upon acceleration of the Obligations, as provided in Section 8.2(a) or (b), the Administrative Agent and the Lender Parties shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

         (d) Upon acceleration of the Obligations, as provided in Section 8.2(a) or (b), the Administrative Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrowers and their Subsidiaries, both to operate and to sell such properties and assets, and each of the Borrowers, for itself and on behalf of their Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrowers or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lender Parties, in connection therewith.

         (e) The rights and remedies of the Administrative Agent and the Lender Parties hereunder shall be cumulative and not exclusive.

     Section 8.3. Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent, the Lender Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to reimburse the reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations; second, to make distributions in accordance with Section 2.9(c); and third, upon satisfaction in full of all Obligations, to the Borrowers or as otherwise required by law.

     Section 8.4. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Majority Lenders, irrespective of whether it is taking any of the actions described in Section 8.2 or otherwise, make demand upon the Borrowers' Agent to, and forthwith upon such demand the Borrowers will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held

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in the L/C Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Lenders, as applicable, to the extent permitted by Applicable Law.

                                   ARTICLE 9.
                                   The Agents

     Section 9.1. Appointment and Authorization. Each Lender (in its capacities as a Lender and the Issuing Bank (if applicable)) hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 9.2. Interest Holders. The Administrative Agent may treat each Lender Party, or the Person designated in the last notice filed with the Administrative Agent, whether under Section 11.1, Section 11.5, or otherwise hereunder, as the holder of all of the interests of such Lender Party in its Loans and Commitments until written notice of transfer, signed by such Lender Party (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.3. Consultation with Counsel. The Administrative Agent may consult with Hunton & Williams LLP, special counsel to the Administrative Agent, or with other legal counsel selected by it with due care (which may include counsel to the Borrowers) and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

     Section 9.4. Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

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     Section 9.5. Administrative Agent and Affiliates. With respect to its
Commitments, the Loans made by it and the Notes issued to it, if any, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if the Administrative Agent was not the Administrative Agent and without any duty to account therefor to the Lender Parties. The Administrative Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Administrative Agent.

     Section 9.6. Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. The term "Agent", as used in reference to the Administrative Agent, is used merely for convenience of reference, and the Administrative Agent, neither as a result of the use of such term nor for any other reason, shall have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The Administrative Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrowers' Agent, of such fact, or has been notified by a Lender Party in writing that such Lender Party considers that a Default has occurred and is continuing, and such Lender Party shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each Lender Party with copies of such documents received from the Borrowers in connection with this Agreement as such Lender Party may reasonably request.

     Section 9.7. Collateral and Guaranty Matters.

         (a) The Administrative Agent, is also hereby designated as collateral agent under the Security Documents, is hereby authorized to act on behalf of the Lender Parties, in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents. In connection with its role as secured party with respect to the Collateral hereunder, the Administrative Agent shall act as collateral agent, for itself and for the ratable benefit of the Lender Parties, and such role as administrative agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other Collateral documentation.

         (b) The Lender Parties irrevocably authorize the Administrative Agent, at its option and in its discretion:

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                  (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) subject to Section 11.12, if approved, authorized or ratified in writing by the Majority Lenders; and

                  (ii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.7.

     Section 9.8. Action by the Administrative Agent.

         (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lender Parties, except for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

         (b) In any event, the Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or of all the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 9.9. Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender Party shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), the Administrative Agent or such Lender Party shall promptly notify the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders or of all the Lenders, where expressly required by this Agreement, shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Administrative Agent or any Lender Party, or shall request inconsistent action with respect to

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such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the Lender Parties.

Section 9.10. Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

         (a) To the Borrowers or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender Party or Lender Parties of any of its or their obligations under this Agreement;

         (b) To any Lender Party or Lender Parties, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrowers of any of their obligations under this Agreement or any Notes or any other Loan Document, or (ii) any Subsidiary of the Borrowers or any other obligor under any other Loan Document; or

         (c) To any Lender Party or Lender Parties, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any Notes, any other Loan Document, or any other document contemplated by this Agreement.

         (d) To any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto.

         (e) Under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 9.11. Indemnification.

         (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Administrative Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 11.2, to the

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extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.11 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

         (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 11.2, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

         (c) For purposes of this Section 9.11, the Lender Parties' respective ratable shares of any amount shall be determined, with respect to any time deemed appropriate by the Administrative Agent, according to the sum of (i) the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and
(iii) the aggregate unused portions of their respective Revolving Commitments at such time; provided that the aggregate principal amount of Letter of Credit Loans owing to the Issuing Bank shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section
9.11 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     Section 9.12. Credit Decision. Each Lender Party represents and warrants to each other Lender Party and to the Administrative Agent that:

         (a) In making its decision to enter into this Agreement and to make its Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and their Subsidiaries and that it has made an independent credit

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judgment, and that it has not relied upon the Administrative Agent or any other
Lender Party, or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrowers and forwarded by the Administrative Agent to the Lender Parties); and

         (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

     Section 9.13. Successor Administrative Agent.

         (a) Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrowers' Agent. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent which shall be any Lender Party or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The resignation of the Administrative Agent may not take effect until a successor Administrative Agent is appointed.

         (b) General. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.13 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Majority Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder as Administrative Agent shall have become effective, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     Section 9.14. Delegation of Duties. The Administrative Agent may execute any of its respective duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

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     Section 9.15. Additional Agents. None of the Lender Parties or other entities identified on the facing page of, signature pages of or elsewhere in this Agreement as a "Syndication Agent," as one of the "Co-Documentation Agents" or as a "Sole Bookrunner" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lender Parties as such. Without limiting the foregoing, none of the Lender Parties so identified shall have or be deemed to have any fiduciary relationship with any other Lender Party. Each Lender Party acknowledges that it has not relied, and will not rely, on any of the Lender Parties or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

     Section 9.16. Administrative Agent May File Proofs of Claim.

         (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers' Agent) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit Agreement and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Lender Parties and the Administrative Agent under Sections 2.3, 2.5 and 11.2) allowed in such judicial proceeding; and

                  (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lender Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5 and 11.2.

         (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding.

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                                  ARTICLE 10.
                             Change in Circumstances
                           Affecting Fixed Rate Loans

     Section 10.1. Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Option Loan for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers' Agent and the Lenders, whereupon until the Administrative Agent notifies the Borrowers' Agent that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make or continue Eurodollar Option Loans shall be suspended.

     Section 10.2. Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or comparable agency shall assert that it is unlawful, for any Lender to make, maintain or fund Eurodollar Option Loans, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers' Agent. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, (a) the obligation of the Lenders to make or continue Eurodollar Option Loans shall be suspended until the Administrative Agent shall notify the Borrowers' Agent and the Lenders that the circumstances causing such suspension no longer exist and (b) unless Borrowers, within three (3) Business Days thereafter, converts all Eurodollar Option Loans into Base Rate Option Loans in accordance with the terms of this Agreement, the Borrowers shall repay in full the then outstanding principal amount of each affected Eurodollar Option Loan of such Lender, together with accrued interest thereon and any reimbursement required under Section 2.10 hereof, on either (i) the last day of the then current Interest Period applicable to such affected Eurodollar Option Loans if such Lender may lawfully continue to maintain and fund such Eurodollar Option Loans to such day or (ii) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Option Loans to such day. Concurrently with repaying each affected Eurodollar Option Loan of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrowers may borrow a Base Rate Option Loan from such Lender, and such Lender shall make such Base Rate Option Loan, if so requested, in an amount such that the outstanding principal amount held by such Lender shall equal the outstanding principal amount immediately prior to such repayment.

     Section 10.3. Increased Costs.

         (a) If after the date hereof, the adoption or effectiveness of any Applicable Law, or any change or effectiveness in any Applicable Law (whether adopted before or after the

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Agreement Date), or any interpretation or change in interpretation or administration or effectiveness thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender Party with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Lender Party to any tax, duty or other charge with respect to its obligation to make or continue Eurodollar Option Loans, or its Eurodollar Option Loans, or shall change the basis of taxation of payments to any Lender Party of the principal of or interest on its Eurodollar Option Loans or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Option Loans or its obligation to make or continue Eurodollar Option Loans (except for changes in the rate or method of calculation of tax on the overall net income of such Lender Party); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender Party or shall impose on any Lender Party or the London interbank borrowing market or the New York certificate of deposit market any other condition affecting its obligation to make or continue Eurodollar Option Loans or its Eurodollar Option Loans;

and the result of any of the foregoing is to increase the cost to such Lender Party of making or maintaining any such Eurodollar Option Loans, or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Loans, or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement with respect thereto, then, within five (5) days after demand by such Lender Party, the Borrowers agree to pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased costs. Each Lender Party will promptly notify the Borrowers' Agent and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender Party to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

         (b) Any Lender Party claiming compensation under this Section 10.3 shall provide the Borrowers' Agent with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods. If any Lender Party demands compensation under this Section 10.3 or Section 2.12 or 2.13, the Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Lender Party, prepay in full the then outstanding affected Eurodollar Option Loans of such Lender Party, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Option Loans, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrowers may borrow a Base Rate

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Option Loan from such Lender Party, and such Lender Party shall, if so requested, make such Base Rate Option Loan in an amount such that the outstanding principal amount held by such Lender Party shall equal the outstanding principal amount immediately prior to such prepayment. If any Lender Party demands compensation under Section 10.3, 2.12 or 2.13, the Borrowers may cause the replacement of such Lender Party by causing the Loans and commitment of such Lender Party to be assigned, at par, to one or more institutions reasonably acceptable to the Administrative Agent.

     Section 10.4. Effect On Other Loans.

         (a) If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make or continue Eurodollar Option Loans, or requiring Eurodollar Option Loans of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers' Agent that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made or continued as Eurodollar Option Loans shall, at the option of the Borrowers, be made or continued instead as Base Rate Option Loans.

         (b) If, with respect to any Eurodollar Option Loan, Lenders owed at least 51% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Loan will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Option Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers' Agent and the Lenders which have made such Loan, whereupon (i) such Eurodollar Revolving Loan will automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Revolving Loan, (ii) such Eurodollar Term Loan will automatically, on the last day of the then existing Interest Period therefor, be continued as a Base Rate Term Loan and (iii) the obligation of the Lenders which have made such Loan to make further or continue Eurodollar Option Loans shall be suspended until the Administrative Agent shall notify the Borrowers' Agent that such Lenders have determined that the circumstances causing such suspension no longer exist.

                                  ARTICLE 11.
                                  Miscellaneous

     Section 11.1. Notices.

         (a) All notices and other communications provided for hereunder shall be in writing (including fax communication) and mailed, telecopied or delivered. All such notices and other communications shall, when mailed or faxed (with electronic confirmation), be effective when deposited in the mail or transmitted by fax, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 9 shall not be effective until received by the Administrative Agent. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

      (i) If to the Borrowers or Borrowers' Agent:

                                    GCI Holdings, Inc.
                                    2550 Denali Street

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                                    Suite 1000
                                    Anchorage, Alaska 99503
                                    Title: Chief Financial Officer
                                    Facsimile No.: (907) 868-5676
                                    E-mail: jlowber@gci.com

                           with a copy to:

                                    Sherman & Howard L.L.C.
                                    633 17th Street, Suite 3000
                                    Denver, CO 80202
                                    Attn:  Steven D. Miller, Esq.
                                    Facsimile No.: (303) 298-0940
                                    E-mail:  smiller@sah.com

        (ii)   If to the Administrative Agent or the Swingline Lender, to it at:
                                    Calyon New York Branch
                                    1301 Avenue of the Americas
                                    New York, NY 10019-6022
                                    Attn:  Media & Communications Group
                                    Administrative Agent Account Number:
                                    Facsimile No.:  (212) 261-3288

                           with a copy to:

                                    Hunton & Williams LLP
                                    200 Park Avenue
                                    New York, NY 10166
                                    Attn:  Bruce W. Moorhead, Jr., Esq. and
                                    Thomas A. Rice, Esq.
                                    Facsimile No.: (212) 309-1100
                                    E-mail:  bmoorhead@hunton.com and
                                    trice@hunton.com

         (iii) If to the Lender Parties, to them at the addresses set forth beside their names on Schedules 4-A and 4-B.

Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof.

         (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         (c) Delivery by fax of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Electronic mail and Internet and intranet websites may be used by the Administrative Agent distribute communications, such as financial statements and other information as provided in Article 6, and to distribute Loan Documents for execution by the

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parties thereto, and the Administrative Agent shall not be responsible for any losses, costs, expenses and liabilities that may arise by reason of the use thereof, except for their own gross negligence or willful misconduct. The Administrative Agent and the Parties shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Neither the Administrative Agent nor any Lender Party shall be liable or responsible for any loss, cost, expense or liability resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in accordance with this Agreement, other than, with respect to the Administrative Agent or any Lender Party, the losses, costs, expenses and liabilities that result from the gross negligence or willful misconduct of the Administrative Agent or such Lender Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     Section 11.2. Costs and Expenses.

         (a) The Borrowers will promptly pay, or reimburse:

                  (i) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, structuring, due diligence, negotiation, execution, delivery, syndication, and administration of this Agreement and the other Loan Documents, and the transactions related hereto, contemplated hereunder and thereunder and the making of the initial Loans hereunder (whether or not such Loans are made), including, but not limited to, the fees and disbursements of Hunton & Williams LLP, special counsel for the Administrative Agent and its Affiliates, if any, and local counsel for the Administrative Agent and its Affiliates;

                  (ii) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, the restructuring and "work out" of such transactions, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent, whether or not such waiver, amendment or consent shall become effective, by the Administrative Agent and the Lender Parties relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of special counsel for the Administrative Agent, but excluding any assignment fee pursuant to Section 11.5(b) hereof; and

                  (iii) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs, and for so long as the same continues, in the payment of the Loans or the other Obligations, whether in any action, suit or litigation, or any bankruptcy, insolvency, liquidation, or other similar proceeding affecting creditors' rights generally, which in each case shall include reasonable fees and out-of-pocket expenses the respective counsel of the Administrative Agent and the Lenders.

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         (b) The Borrowers also agree not to assert any claim against the
Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Commitments, the actual or proposed use of the proceeds of any Loan or Letter of Credit, the Loan Documents, or any of the transactions contemplated by the Loan Documents.

         (c) If any Loan Party fails to pay when due any costs, expenses, or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent. Any amounts paid by the Administrative Agent in accordance with the immediately preceding sentence shall be deemed to be a Revolving Loan from the Administrative Agent to the applicable Loan Party subject to the same terms and conditions applicable to Revolving Loans set forth in this Agreement.

     Section 11.3. Waivers. The rights and remedies of the Administrative Agent and the Lender Parties under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or the Lender Parties, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lender Parties expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for a Loan. In the event the Lender Parties decide to fund a Loan or issue a Letter of Credit at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lender Parties shall not be deemed to constitute an undertaking by the Lender Parties to fund any further Loans, to issue any further Letter of Credit or to preclude the Lender Parties and the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lender Parties or the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

     Section 11.4. Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Lender Parties are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender Party or the Administrative Agent to or for the credit or the account of the Borrowers or any of their Subsidiaries against and on account of the Obligations irrespective of whether
(a) any Lender Party or the Administrative Agent shall have made any demand hereunder or (b) the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such Obligations or any of them, shall be contingent or unmatured. Upon direction by the

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Administrative Agent with the consent of the Majority Lenders, each Lender Party holding deposits of the Borrowers or any of their Subsidiaries shall exercise its set-off rights as so directed.

     Section 11.5. Binding Effect and Assignment.

         (a) This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent shall have been notified by each Initial Lender Party, and the Borrowers' Agent shall have been notified by the Administrative Agent, that each such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties or as otherwise provided below in this Section 11.5.

         (b) Each Lender may enter freely into participation agreements with respect to or otherwise grant participations in its Loans to one or more banks or other lenders or financial institutions; provided, however, that (i) such Lender's obligations hereunder shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to the matters referred to in Section
11.12 hereof relating to the matters in which affected Lenders are required to vote or all Lenders are required to vote, (iv) such Lender shall deliver to the Administrative Agent and the Borrowers' Agent (in such number of copies as shall be reasonably requested by the recipient) duly signed and properly completed copies of Internal Revenue Service Form W-8 IMY (or any successor thereto), for each participant, and (v) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. In addition, each Lender may sell up to 100%, assign or create a security interest in all or any portion of its rights hereunder and under the other Loan Documents to any other Person on an assignment basis; provided that (A) (I) at any time hereunder such assignment is to an Affiliate of the assignor, an Approved Fund, or another Lender or (II) the Borrowers' Agent (unless there exists at the time of such assignment an Event of Default hereunder) and the Administrative Agent have given their prior written consent to the proposed assignee of a Lender hereunder, which consents shall not be unreasonably delayed, conditioned or withheld, provided that such consents may be reasonably withheld if the proposed assignee is subject to withholding tax of the sort referred to in Section 2.13 hereof, and (B) each such assignment shall be in a principal amount of not less than the lesser of (I) the entire amount of such Lender's interest hereunder or (II) $1,000,000 unless an assignment is from one Lender to another or to an Approved Fund, or an Affiliate of a Lender, in which case there shall be no minimum assignment amount. Each Lender who sells or assigns a portion of its Loans pursuant hereto shall pay to the Administrative Agent an assignment fee of $3,500 with respect to each assignment, such fee to be paid to the Administrative Agent not later than the effective date of the assignment of the Loan relating thereto. All assignments by any of the Lenders of any interests hereunder shall be made pursuant to an Assignment and Acceptance. Each Lender may provide any proposed participant or assignee with confidential information provided to such Lender regarding the Borrowers and their Subsidiaries on a confidential basis, and such participant or assignee shall agree to maintain such confidentiality in accordance with the

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provisions of Section 11.19 hereof. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits, and subject to the burdens, of Sections 2.10, 2.12, 2.13 and Article 10 hereof and all other provisions hereof and of the other Loan Documents as a `Lender' hereunder. Upon the grant of a participation of its commitment by a Lender pursuant to this
Section 11.5(b), such Lender shall maintain a register analogous to the Register described in Section 11.5(c) below.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection at the offices of the Administrative Agent by the Borrowers or any Lender, at any reasonable time during normal business hours and from time to time upon reasonable prior notice. Each Lender agrees to provide the Administrative Agent and the Borrowers' Agent with written notice of the assignment of all or part of its rights hereunder. Upon the Administrative Agent's receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee Lender, the assignee's completed administrative questionnaire (unless the assignee is already a Lender), the fee referred to in Section 11.5(b) above, and any written consent to such assignment required thereby, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effected for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (d) Notwithstanding anything to the contrary contained in this Section 11.5, any Lender that is a fund that invests in bank loans may (without the consent of the Borrowers or the Administrative Agent) pledge all or a portion of its rights in connection with this Agreement to the trustee or any holder of obligations or agents therefor owed, or securities issued, by such fund as security for such obligations or securities; provided that such trustee shall not be entitled to exercise any of the rights of a Lender Party under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. No pledge described in the immediately preceding sentence shall release any such Lender from its obligations hereunder.

         (e) The Issuing Bank may assign to an assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be made in accordance with clause (A) of the second proviso in Section 11.5(b) and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500. The Issuing Bank shall promptly notify the Borrowers' Agent of such Assignment.

         (f) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or any Notes, expressed or implied, is intended to or shall confer on any Person other

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than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any Notes.

         (g) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

         (h) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers' Agent (a "Conduit Lender") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any Conduit Lender to fund any Loan, and (ii) if a Conduit Lender elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by a Conduit Lender hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) no Conduit Lender shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no Conduit Lender shall be entitled to the benefits of Sections 2.12, 2.13 and 10.3 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any Conduit Lender, it will not institute against, or join any other Person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any Conduit Lender may (i) with notice to, but without prior consent of, the Borrowers' Agent and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such Conduit Lender. This subsection Section 11.5(h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by the Conduit Lender at the time of such amendment.

         (i) Notwithstanding any contrary provision of this Section 11.5, any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

     Section 11.6. Performance. If any performance (other than payment) under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day.

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     Section 11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8. Governing Law and Jurisdiction.

         (a) THIS AGREEMENT, ANY NOTES AND ANY LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

         (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

         (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     Section 11.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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     Section 11.10. Interest.

         (a) In no event shall the amount of interest due or payable hereunder or under any Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrowers or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under Applicable Law.

         (b) Notwithstanding the use by the Lenders of the Base Rate, the Federal Funds Rate, and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates related to such reference rates.

     Section 11.11. Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     Section 11.12. Amendment and Waiver. Neither this Agreement nor any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Administrative Agent for itself and on behalf of the Lender Parties, signed by the Administrative Agent and approved by) the Majority Lenders and, in the case of an amendment, by the Borrowers, except that (a) any amendment or waiver or consent relating to (i) any delay or extension in the terms of repayment or of the expiration date of any Commitment, or change in the order of application of repayment or application in the reduction of any Commitment of the Loans provided in Section 2.4 or Section 2.7 hereof, shall be made only with the written consent by each Lender Party affected thereby, (ii) any reduction in principal, interest (other than as a result of any waiver in respect of the Default Rate) or fees due hereunder or postponement of the payment thereof, shall be made only with the written consent by each Lender Party affected thereby, (iii) the release of all or substantially all of the Collateral for the Loans, shall be made only with the written consent by each Lender Party, (iv) any waiver of any Default due to the failure by the Borrowers to pay any sum due to any of the Lenders hereunder, shall be made only with the written consent by each Lender Party affected thereby, (v) any release of any material Guarantor under any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder, shall be made only with the written consent by each Lender Party and
(vi) any amendment of this Section 11.12, or of the definition of Majority Lenders, or of any portion of Section 2.6, 2.7, 2.9, 2.11 or 8.3, as it relates to the relative priority of payment among the Obligations, or any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lender Parties, shall be made only with the written consent by each Lender Party; (b) any amendment relating to any increase in any Commitment of any Lender shall be made only by an instrument in writing signed by such Lender, the Administrative Agent and the Borrowers, (c) no amendment, waiver or consent shall,

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unless in writing and signed by the Issuing Bank, in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Agreement, and (d) no amendment or modification that would require the Revolving Lenders to make a Loan or other extension of credit at a time they otherwise would not be required to do so shall be effective without the prior written consent of the Majority Revolving Lenders. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lender Parties. In the event that, as to any matter requiring unanimous consent of all Lender Parties, the Majority Lenders shall have approved the same, then the Borrowers may cause the replacement of any non-consenting Lender Party by causing the Loans and Commitment of such non-consenting Lender Party to be assigned, at par, to one or more institutions reasonably acceptable to the Borrowers and the Administrative Agent and otherwise meeting the requirements of this Agreement in respect of institutions eligible to be Lenders hereunder. Notwithstanding anything to the contrary herein, no change, amendment or other modification to or of the definition of "Swingline Lender", "Swingline Loan", "Swingline Loan Ceiling", or "Swingline Note", or to or of any other provision of this Agreement in respect of Swingline Loans may be made, or shall become effective, in the absence of the express, written consent of the Swingline Lender.

     Section 11.13. Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14. Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent or its Affiliates and each Lender Party or its respective Affiliates to enter into or maintain business relationships with the Borrowers or any of their Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15. Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Section 11.16. Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (a) shall be deemed to have been relied upon by the Administrative Agent and each of the Lender Parties notwithstanding any investigation heretofore or hereafter made by them, and (b) shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 2.13, 5.11, 9.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

     Section 11.17. Senior Debt. The Obligations of the Borrowers evidenced by this Agreement are secured by the Security Documents and are intended by the parties hereto to be in

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parity with the Secured Hedge Agreements in effect from time to time between any
Borrower and any Hedge Bank (with respect to Obligations under Secured Hedge Agreements) and senior in right of payment to any other Person having an Investment in any of the Loan Parties.

     Section 11.18. Obligations Several. The obligations of the Administrative Agent and each of the Lender Parties hereunder are several, not joint.

     Section 11.19. Confidentiality. The Lender Parties shall hold all non-public, proprietary or confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound financial service industry practices; provided, however, that the Lender Parties may make disclosure of any such information (a) to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement; (b) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.19); (c) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender Party's investment portfolio in connection with ratings issued with respect to such Lender Party or its Affiliates; (d) as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Loans or participation therein provided that such transferee or participant agrees to be bound by this Section 11.19; (e) as required or requested by any governmental authority or representative thereof; (f) in connection with the exercise of any right or remedy under this Agreement, any Secured Hedge Agreement, any other Loan Document or related document; (g) as required by any law, rule, regulation or judicial process; or (h) with respect to any litigation to which any Loan Party, the Administrative Agent, any Lender Party, or any of their Affiliates is a party. In no event shall any Lender Party be obligated or required to return any materials furnished to it by the Borrowers. The foregoing provisions shall not apply to a Lender Party with respect to information that (i) is or becomes generally available to the public (other than through a breach of this Section 11.19 by such Lender Party), (ii) is already in the possession of such Lender Party on a nonconfidential basis, or
(iii) comes into the possession of such Lender Party in a manner not known to such Lender Party to involve a breach of a duty of confidentiality owing to the Borrowers.

     Section 11.20. No Liability of the Issuing Bank. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not

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consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.21. Patriot Act Notice. Each Lender Party and the Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrowers shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender Parties in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

                                 ARTICLE 12. .
                              Waiver of Jury Trial

     Section 12.1. Waiver of Jury Trial. EACH OF THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first appearing above.

                                                       THE BORROWERS:

                               GCI HOLDINGS, INC.
                               GCI Communication Corp.
                               GCI Cable, Inc.
                               GCI Transport Co., Inc.
                               GCI Fiber Communication Co., Inc.
                               GCI Fiber Co., Inc.
                               Fiber Hold Co., Inc.
                               WOK 1, Inc.
                               WOK 2, Inc.
                               GCI Satellite Co., Inc.
                               Potter View Development Co., Inc.
                               Wood River Venture, Inc.


                               each an Alaska corporation,

                               By: /s/
                               Name: John M. Lowber
                               Title: Secretary



                               ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                               By: GCI Fiber Co., Inc., its general partner

                               By: /s/
                               Name: John M. Lowber
                               Title: Secretary


                               By: Fiber Hold Co., Inc., its general partner

                               By: /s/
                               Name: John M. Lowber
                               Title: Secretary
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                               CALYON NEW YORK BRANCH, as Administrative Agent,
                               Initial Issuing Bank, and Lender

                               By: /s/
                               Name: Douglas E. Roper
                               Title: Managing Director


                               By: /s/
                               Name: Jeremy Horn
                               Title: Vice President


                               LENDERS:

                               GENERAL ELECTRIC CAPITAL CORPORATION

                               By: /s/
                               Name: Jason Soto
                               Title: Senior Vice President


                               UNION BANK OF CALIFORNIA, N.A.

                               By: /s/
                               Name: Matthew H. Fleming
                               Title: Vice President


                               COBANK, ACB

                               By: /s/
                               Name: Ted Koerner
                               Title: Vice President


                               CIT LENDING SERVICES CORPORATION

                               By: /s/
                               Name: Michael V. Monahan
                               Title: Vice President


                               WELLS FARGO BANK, N.A.

                               By: /s/
                               Name: J. Steven Taylor
                               Title: Vice President